Loan No. 1005595 ACTIVE 201651983v.14 Execution copy AMENDED AND RESTATED CREDIT AGREEMENT Dated as of June 24, 2014 by and among SAUL HOLDINGS LIMITED PARTNERSHIP, as Borrower, THE FINANCIAL INSTITUTIONS PARTY HERETO AND THEIR ASSIGNEES UNDER SECTION 13.6., as Lenders, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and JPMORGAN CHASE BANK, N.A., as Syndication Agent WELLS FARGO SECURITIES, LLC, as Sole Lead Arranger and Sole Bookrunner

- i - TABLE OF CONTENTS ARTICLE I. DEFINITIONS .................................................................................................................. 1 Section 1.1. Definitions. ...................................................................................................... 1 Section 1.2. General; References to Central Time. .............................................................. 28 Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries. .............................. 28 Section 1.4. Pro Forma Calculations. .................................................................................. 28 Section 1.5. Amendment and Restatement of the Existing Credit Agreement. ....................................................................................................... 29 ARTICLE II. CREDIT FACILITY ........................................................................................................ 29 Section 2.1. Revolving Loans. ............................................................................................. 29 Section 2.2. Letters of Credit. .............................................................................................. 30 Section 2.3. Swingline Loans. ............................................................................................. 34 Section 2.4. Rates and Payment of Interest on Loans. ......................................................... 36 Section 2.5. Number of Interest Periods. ............................................................................. 37 Section 2.6. Repayment of Loans. ....................................................................................... 37 Section 2.7. Prepayments. .................................................................................................... 37 Section 2.8. Continuation. ................................................................................................... 38 Section 2.9. Conversion. ...................................................................................................... 38 Section 2.10. Notes. ............................................................................................................... 39 Section 2.11. Voluntary Reductions of the Revolving Commitment. ................................... 39 Section 2.12. Extension of Revolving Termination Date. ..................................................... 40 Section 2.13. Expiration Date of Letters of Credit Past Revolving Commitment Termination. ............................................................................... 40 Section 2.14. Amount Limitations. ........................................................................................ 40 Section 2.15. Funds Transfer Disbursements. ....................................................................... 41 Section 2.16. Increase in Revolving Commitments. .............................................................. 41 ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS .................................... 42 Section 3.1. Payments. ......................................................................................................... 42 Section 3.2. Pro Rata Treatment. ......................................................................................... 43 Section 3.3. Sharing of Payments, Etc. ................................................................................ 43 Section 3.4. Several Obligations. ......................................................................................... 44 Section 3.5. Fees. ................................................................................................................. 44 Section 3.6. Computations. .................................................................................................. 45 Section 3.7. Usury. ............................................................................................................... 45 Section 3.8. Statements of Account. .................................................................................... 46 Section 3.9. Defaulting Lenders. ......................................................................................... 46 Section 3.10. Taxes. ............................................................................................................... 49 ARTICLE IV. [RESERVED]. ................................................................................................................ 53 ARTICLE V. YIELD PROTECTION, ETC. ......................................................................................... 53 Section 5.1. Additional Costs; Capital Adequacy. ............................................................... 53 Section 5.2. Suspension of LIBOR Loans. .......................................................................... 54 Section 5.3. Illegality. .......................................................................................................... 55 Section 5.4. Compensation. ................................................................................................. 55 Section 5.5. Treatment of Affected Loans. .......................................................................... 55 Section 5.6. Affected Lenders.............................................................................................. 56

- ii - Section 5.7. Change of Lending Office. .............................................................................. 57 Section 5.8. Assumptions Concerning Funding of LIBOR Loans. ...................................... 57 ARTICLE VI. CONDITIONS PRECEDENT ........................................................................................ 57 Section 6.1. Initial Conditions Precedent. ............................................................................ 57 Section 6.2. Conditions Precedent to All Loans and Letters of Credit. ............................... 59 ARTICLE VII. REPRESENTATIONS AND WARRANTIES ............................................................. 60 Section 7.1. Representations and Warranties. ...................................................................... 60 Section 7.2. Survival of Representations and Warranties, Etc............................................. 66 ARTICLE VIII. AFFIRMATIVE COVENANTS .................................................................................. 66 Section 8.1. Preservation of Existence and Similar Matters. ............................................... 66 Section 8.2. Compliance with Applicable Law. .................................................................. 67 Section 8.3. Maintenance of Property. ................................................................................. 67 Section 8.4. Conduct of Business. ....................................................................................... 67 Section 8.5. Insurance. ......................................................................................................... 67 Section 8.6. Payment of Taxes and Claims. ........................................................................ 68 Section 8.7. Books and Records; Inspections. ..................................................................... 68 Section 8.8. Use of Proceeds. .............................................................................................. 68 Section 8.9. Environmental Matters. ................................................................................... 69 Section 8.10. Further Assurances. ......................................................................................... 69 Section 8.11. Material Contracts............................................................................................ 69 Section 8.12. Guarantors. ....................................................................................................... 69 ARTICLE IX. INFORMATION............................................................................................................. 70 Section 9.1. Quarterly Financial Statements. ....................................................................... 70 Section 9.2. Year-End Statements. ...................................................................................... 70 Section 9.3. Compliance Certificate. ................................................................................... 71 Section 9.4. Other Information. ........................................................................................... 71 Section 9.5. Electronic Delivery of Certain Information. .................................................... 73 Section 9.6. Public/Private Information. .............................................................................. 74 Section 9.7. Patriot Act Notice; Compliance. ...................................................................... 74 ARTICLE X. NEGATIVE COVENANTS ............................................................................................ 74 Section 10.1. Financial Covenants. ........................................................................................ 74 Section 10.2. Liens; Negative Pledge. ................................................................................... 76 Section 10.3. Restrictions on Intercompany Transfers. ......................................................... 76 Section 10.4. Merger, Consolidation, Sales of Assets and Other Arrangements. .................................................................................................. 76 Section 10.5. Plans. ................................................................................................................ 77 Section 10.6. Fiscal Year. ...................................................................................................... 77 Section 10.7. Modifications of Organizational Documents and Material Contracts. ......................................................................................................... 77 Section 10.8. Subordinated Debt Prepayments; Amendments. ............................................. 78 Section 10.9. Transactions with Affiliates. ............................................................................ 78 Section 10.10. Environmental Matters. ................................................................................... 79 Section 10.11. Derivatives Contracts. ...................................................................................... 79 ARTICLE XI. DEFAULT ...................................................................................................................... 79 Section 11.1. Events of Default. ............................................................................................ 79

Section 11.2.	Remedies Upon Event of Default.	84
Section 11.3.	Remedies Upon Default.	85
Section 11.4.	Marshaling; Payments Set Aside.	85
Section 11.5.	Allocation of Proceeds.	85
Section 11.6.	Letter of Credit Collateral Account.	86
Section 11.7.	Rescission of Acceleration by Requisite Lenders.	87
Section 11.8.	Rights Cumulative.	87
ARTICLE XII. THE ADMINISTRATIVE AGENT		88
Section 12.1.	Appointment and Authorization.	88
Section 12.2.	Wells Fargo as Lender.	89
Section 12.3.	Approvals of Lenders.	89
Section 12.4.	Notice of Events of Default.	90
Section 12.5.	Administrative Agent's Reliance.	90
Section 12.6.	Indemnification of Administrative Agent.	91
Section 12.7.	Lender Credit Decision, Etc.	91
Section 12.8.	Successor Administrative Agent.	92
Section 12.9.	Titled Agents.	93
Section 12.10.	Specified Derivatives Contracts.	93
ARTICLE XIII. MISCELLANEOUS		93
Section 13.1.	Notices.	93
Section 13.2.	Expenses.	95
Section 13.3.	Stamp, Intangible and Recording Taxes.	96
Section 13.4.	Setoff.	96
Section 13.5.	Litigation; Jurisdiction; Other Matters; Waivers.	97
Section 13.6.	Successors and Assigns.	98
Section 13.7.	Amendments and Waivers.	102
Section 13.8.	Nonliability of Administrative Agent and Lenders.	104
Section 13.9.	Confidentiality.	104
Section 13.10.	Indemnification.	105
Section 13.11.	Termination; Survival.	107
Section 13.12.	Severability of Provisions.	108
Section 13.13.	GOVERNING LAW.	108
Section 13.14.	Counterparts.	108
Section 13.15.	Obligations with Respect to Loan Parties.	108
Section 13.16.	Independence of Covenants.	108
Section 13.17.	Limitation of Liability.	108
Section 13.18.	Entire Agreement.	109
Section 13.19.	Construction.	109
Section 13.20.	Headings.	109

SCHEDULE I	Commitments
SCHEDULE 1.1.	List of Loan Parties
SCHEDULE 7.1.(b)	Ownership Structure
SCHEDULE 7.1.(f)	Properties
SCHEDULE 7.1.(g)	Indebtedness and Guaranties
SCHEDULE 7.1.(h)	Material Contracts
SCHEDULE 7.1.(i)	Litigation
SCHEDULE 7.1.(r)	Affiliate Transactions
SCHEDULE 10.2.	Certain Permitted Liens

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- iv - EXHIBIT A Form of Assignment and Assumption Agreement EXHIBIT B Form of Guaranty EXHIBIT C Form of Notice of Borrowing EXHIBIT D Form of Notice of Continuation EXHIBIT E Form of Notice of Conversion EXHIBIT F Form of Notice of Swingline Borrowing EXHIBIT G Form of Revolving Note EXHIBIT H Form of Swingline Note EXHIBIT I Form of Disbursement Instruction Agreement EXHIBIT J Form of Opinion of Counsel EXHIBIT K Form of Compliance Certificate

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of June 24, 2014 by and among SAUL HOLDINGS LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Maryland (together with its successors and assigns, the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assigns under Section 13.6. (the “Lenders”), the Lenders from time to time party hereto as Issuing Banks, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and JPMORGAN CHASE BANK, N.A., as Syndication Agent (the “Syndication Agent”). WHEREAS, the Administrative Agent, the Issuing Banks and the Lenders desire to make available to the Borrower a revolving credit facility in the initial amount of $275,000,000, with a $30,000,000 swingline subfacility and a $40,000,000 letter of credit subfacility, on the terms and conditions contained herein. WHEREAS, the Borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, are currently party to that certain Credit Agreement, dated as of May 21, 2012 (as amended or otherwise modified immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement”). WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re- evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans to or for the benefit of the Borrower. WHEREAS, the parties hereto intend that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower outstanding thereunder, which shall be payable in accordance with the terms hereof. WHEREAS, the Borrower confirms that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows: ARTICLE I. DEFINITIONS Section 1.1. Definitions. In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement: “601 Pennsylvania Property” means the real property and improvements at 601 Pennsylvania Avenue, N.W., Washington, D.C, comprised of approximately 225,000 square feet of office space and ancillary ground floor retail space.

- 2 - “Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty. “Additional Costs” has the meaning given that term in Section 5.1.(b). “Adjusted EBITDA” means, for any Person for any given period, (a) the EBITDA of such Person and its Subsidiaries determined on a consolidated basis for such period, minus (b) Capital Reserves. “Adjusted Total Asset Value” means Total Asset Value determined exclusive of assets that are owned by Excluded Subsidiaries or Unconsolidated Affiliates. “Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.8. “Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time. “Affected Lender” has the meaning given that term in Section 5.6. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower or the Parent. “Agreement Date” means the date as of which this Agreement is dated. “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or it Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Law” means all applicable provisions of federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and binding administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law. “Applicable Margin” means the percentage rate set forth below corresponding to the ratio of Total Indebtedness of the Borrower and its Subsidiaries to Total Asset Value of the Borrower and its Subsidiaries: Level Ratio of Total Indebtedness to Total Asset Value Applicable Margin for LIBOR Loans Applicable Margin for Base Rate Loans 1 Less than 0.45 to 1.00 1.45% 0.45% 2 Greater than or equal to 0.45 to 1.00 but less than 0.50 to 1.00 1.55% 0.55%

- 3 - 3 Greater than or equal to 0.50 to 1.00 but less than 0.55 to 1.00 1.70% 0.70% 4 Greater than or equal to 0.55 to 1.00 2.00% 1.00% The Applicable Margin for Loans shall be determined by the Administrative Agent from time to time, based on the ratio of Total Indebtedness to Total Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Applicable Margin shall equal the percentages corresponding to Level 4 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition. The provisions of this definition shall be subject to Section 2.4.(c). “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender. “Arranger” means Wells Fargo Securities, LLC, in its capacity as sole lead arranger and sole bookrunner, and its successors. “Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee and the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent. “Bankruptcy Code” means the Bankruptcy Code of 1978, as amended. “Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable). “Base Rate Loan” means a Revolving Loan (or any portion thereof) bearing interest at a rate based on the Base Rate. “Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group. “Borrower” has the meaning set forth in the introductory paragraph hereof. “Borrower Information” has the meaning given that term in Section 2.4.(c). “Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on banks in Minneapolis, Minnesota and New York, New York are open for the conduct of their commercial banking business, and (b) with respect to all

- 4 - notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days. “Capital Reserves” means, for any period and with respect to any Property, an amount equal to (a) the aggregate square footage of all completed space of such Property times (b) $0.15 times (c) the number of days in such period divided by (d) 365. If the term Capital Reserves is used without reference to any specific Property, then it shall be determined on an aggregate basis with respect to all Properties and the applicable Ownership Shares of all Properties of all Unconsolidated Affiliates. “Capitalization Rate” means 7.00% for all Properties except with respect to Multifamily Properties or Washington DC CBD Office Properties. For Properties qualified as Multifamily Properties or Washington DC CBD Office Properties, Capitalization Rate will mean 6.75%. As of the Agreement Date, the following three (3) Properties will be considered Washington DC CBD Office Properties and Multifamily Properties: 601 Pennsylvania Property, the Clarendon Center Project and the Park Van Ness Project. For the avoidance of doubt, the Capitalization Rate of 6.75% shall apply with respect to all income from each of the Clarendon Center Project and the Park Van Ness Project, including from the multifamily portion and the other portions of such Properties. “Capitalized Lease Obligations” means obligations under a lease (or other arrangement conveying the right to use) to pay rent or other amounts, in each case that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date. “Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks or the Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets

- 5 - of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above. “Clarendon Center Project” means a mixed use development comprised of approximately 244 rental apartment units, +/-170,000 square feet of office space and +/- 42,000 square feet of retail space located on two parcels at the intersections of Clarendon Boulevard with North Highland and North Garfield Streets in Clarendon, Arlington County, Virginia. “Commitment” means, as to a Lender, such Lender’s Revolving Commitment. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute. “Compliance Certificate” has the meaning given that term in Section 9.3. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Continue,” “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.8. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Convert,” “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9. “Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Base Rate Loan into a LIBOR Loan, (c) the Continuation of a LIBOR Loan and (d) the issuance of a Letter of Credit or the amendment of a Letter of Credit that extends the maturity or increases the Stated Amount of such Letter of Credit. “Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect. “Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both. “Defaulting Lender” means, subject to Section 3.9.(f), any Revolving Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Revolving Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Revolving Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount

- 6 - required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Revolving Lender’s obligation to fund a Loan hereunder and states that such position is based on such Revolving Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Revolving Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Revolving Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Revolving Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Lender. Any determination by the Administrative Agent that a Revolving Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Revolving Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(f)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Revolving Lender. “Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Parent and the Borrower or any of their respective Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions. For the avoidance of doubt, “Derivatives Contract” includes any “swap agreement” as defined in Section 101 of the Bankruptcy Code. “Derivatives Support Document” means (i) any Credit Support Annex comprising part of (and as defined in) any Specified Derivatives Contract, and (ii) any document or agreement pursuant to which

- 7 - cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation. “Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender or any Affiliate of any thereof). “Development Property” means a Property currently under development that has not achieved an Occupancy Rate of 80.0% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed. The term “Development Property” shall also include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the Borrower, any Subsidiary or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to the Borrower, any Subsidiary or any Unconsolidated Affiliate. A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least twelve (12) months shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80.0%. “Disbursement Instruction Agreement” means a form substantially in the form of Exhibit I to be delivered to the Administrative Agent pursuant to Section 6.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent. “Dollars” or “$” means the lawful currency of the United States of America. “EBITDA” means, with respect to a Person for any period and without duplication, the sum of (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including without limitation, gains and losses from the sale of operating Properties (but not from the sale of Properties developed for the purpose of sale); and (v) equity in net income (loss) of its Unconsolidated Affiliates plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from amortization of intangibles pursuant to FASB ASC 805. For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, and gains or losses on hedging transactions relating to protection against variable interest rates on Indebtedness, (y) severance and other restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP. “Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived by all of the Lenders.

- 8 - “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed). “Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is fully developed as a retail, office, industrial or mixed use Property; (b) such Property is either (x) owned in fee simple by the Borrower, a Guarantor (other than the Parent) or a Wholly Owned Subsidiary of the Borrower (other than an Excluded Subsidiary), (y) the following Property with respect to which the Borrower, a Guarantor (other than the Parent) or a Wholly Owned Subsidiary (other than an Excluded Subsidiary) of the Borrower owns a leasehold interest under a Ground Lease: Southdale Center at 4R Mountain Road, Glen Burnie, Maryland 21061 or (z) any other Property with respect to which the Borrower, a Guarantor (other than the Parent) or a Wholly Owned Subsidiary of the Borrower (other than an Excluded Subsidiary) owns a leasehold interest under a Ground Lease which has been approved as an “Eligible Property” by the Administrative Agent, such approval not to be unreasonably withheld or delayed; provided, that to the extent the amount of Unencumbered Asset Value attributable to Eligible Properties leased under Ground Leases, which are Eligible Properties under this clause (z), would exceed 10.0% of the aggregate Unencumbered Asset Value at any time, such excess shall be excluded; (c) such Property is located in a State of the United States of America or in the District of Columbia; (d) neither such Property, nor any interest of the Borrower, any Guarantor or any Wholly Owned Subsidiary of the Borrower therein, is subject to (i) any Lien (other than Permitted Liens) or (ii) any Negative Pledge; (e) if such Property is owned by a Guarantor or a Wholly Owned Subsidiary of the Borrower, neither the Parent’s nor the Borrower’s direct or indirect ownership interest in such Guarantor or such Wholly Owned Subsidiary of the Borrower, as applicable, is subject to (i) any Lien or (ii) any Negative Pledge; (f) regardless of whether such Property is owned by the Borrower, a Guarantor or a Wholly Owned Subsidiary, the Borrower or a Guarantor has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower, such Guarantor or such Wholly Owned Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property; and (g) such Property is free of all structural defects or major architectural deficiencies, title defects (other than Permitted Liens), environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property. The initial list of Eligible Properties shall be provided by the Borrower to the Administrative Agent and the Lenders on the Agreement Date in the Officer’s Certificate. For the avoidance of doubt, no Property owned or leased by an Excluded Subsidiary shall be an “Eligible Property” hereunder. “Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment, in each case to the extent constituting Applicable Law. “Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the

- 9 - purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination. “Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests. “ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time. “ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA). “ERISA Group” means the Parent, the Borrower, any Subsidiary of the Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Parent, the Borrower or any such Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code. “Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied. “Excluded Subsidiary” means (1) any Subsidiary of the Borrower (a) holding title to assets that are or are to become collateral for any Secured Indebtedness of such Subsidiary and (b) that is prohibited from Guaranteeing the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational

- 10 - documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness; (2) any Subsidiary of the Borrower which is otherwise identified by the Borrower in writing to the Administrative Agent and approved in writing by the Administrative Agent (such approval not to be unreasonably withheld or delayed) as an “Excluded Subsidiary,” and whose Property is, effective as of the date of such designation (which designation shall not have retroactive effect) not included in, or removed from, the calculation of Unencumbered Asset Value, provided that for purposes of this clause (2), (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the covenants set forth in Section 10.1. on a pro forma basis in accordance with Section 1.4. (and upon the reasonable request of the Administrative Agent the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance); and (3) any IDOT Finance Subsidiary. The initial list of Excluded Subsidiaries shall be provided by the Borrower to the Administrative Agent and the Lenders on the Agreement Date in the Officer’s Certificate. “Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 31 of the Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or

- 11 - compulsion to complete the transaction. Except as otherwise provided herein, Fair Market Value shall be determined by the Responsible Officers of the Parent acting together in good faith and determining value in accordance with GAAP, as conclusively evidenced by a certification thereof delivered to the Administrative Agent or, with respect to any asset valued at no more than $1,000,000, such determination may be made by the chief financial officer of the Parent evidenced by an officer’s certificate delivered to the Administrative Agent. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code. “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent. “Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder or under any other Loan Document. “FIRREA” means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended. “Fixed Charges” means, with respect to any Person and for a given period, the sum of (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all regularly scheduled principal payments on Indebtedness payable by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate amount of all Preferred Dividends paid by such Person during such period. Such Person’s Ownership Share of the Fixed Charges of its Unconsolidated Affiliates will be included when determining the Fixed Charges of such Person. “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities with respect to Letters of Credit issued by such Issuing Bank other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.

- 12 - “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. “Funds From Operations” means, with respect to a Person and for a given period, Funds from Operations as defined from time to time by National Association of Real Estate Investment Trusts, Inc. “GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination. “Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities. “Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law. “Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of forty (40) years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease. “Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation). “Guarantor” means any Person that is party to the Amended and Restated Guaranty as a “Guarantor” and shall in any event include the Parent, Saul Subsidiary I Limited Partnership, Saul Subsidiary II Limited Partnership and each Material Subsidiary (unless an Excluded Subsidiary). “Guaranty,” “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any

- 13 - payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. Notwithstanding the foregoing, a guaranty of customary nonrecourse carveouts shall not be deemed a “Guaranty” for purposes of this Agreement. As the context requires, “Guaranty” shall also mean the amended and restated guaranty executed and delivered pursuant to Section 6.1. or 8.14. and substantially in the form of Exhibit B. “Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million. “IDOT Finance Subsidiary” means any Subsidiary of the Borrower that (i) has been formed solely for the purpose of entering into financing transactions in the ordinary course of the Borrower’s and its Subsidiaries’ business and consistent with past practice, and (ii) is not a Material Subsidiary. “Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services, however excluding trade debt incurred in the ordinary course of business), and excluding all accrued expenses; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against variable interest rates on Indebtedness, in an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero; (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability); (j) all Indebtedness of

- 14 - another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans and Letter of Credit Liabilities shall constitute “Indebtedness” of the Borrower. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes. “Intellectual Property” has the meaning given that term in Section 7.1.(s). “Interest Expense” means, with respect to a Person for any period, without duplication, (a) total interest expense of such Person, including capitalized interest not funded under a construction loan interest reserve account, and in any event shall include all interest expense with respect to any Indebtedness of Borrower and its Subsidiaries in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, determined on a consolidated basis in accordance with GAAP for such period, plus (b) such Person’s Ownership Share of Interest Expense of Unconsolidated Affiliates for such period. “Interest Period” means with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such LIBOR Loan, and ending on the numerically corresponding day in the first calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date and (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day). “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended. “Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in the Loan Documents, the amount of any

- 15 - Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. “Issuing Bank” means Wells Fargo or any other Lender, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.2. “L/C Commitment Amount” has the meaning given to that term in Section 2.2.(a). “L/C Disbursement” has the meaning given to that term in Section 3.9.(b). “Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender; provided, however, that except as otherwise expressly provided herein, the term “Lender” shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider. “Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time. “Letter of Credit” has the meaning given that term in Section 2.2.(a). “Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and under the sole dominion and control of the Administrative Agent. “Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations. “Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as the applicable Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.2. in the related Letter of Credit, and the Lender then acting as the applicable Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as the applicable Issuing Bank) of their participation interests under such Section. “Level” has the meaning given that term in the definition of the term “Applicable Margin.” “LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to

- 16 - Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective. “LIBOR Loan” means a Revolving Loan (or any portion thereof) (other than a Base Rate Loan) bearing interest at a rate based on LIBOR. “LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis. “Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien. “Loan” means a Revolving Loan or a Swingline Loan. “Loan Document” means this Agreement, each Note, the Guaranty, each Letter of Credit Document and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Specified Derivatives Contract). “Loan Party” means each of the Borrower, the Parent and each other Person who guarantees all or a portion of the Obligations. Schedule 1.1. sets forth the Loan Parties in addition to the Borrower and the Parent as of the Agreement Date. “Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is

- 17 - convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the date on which all Loans are scheduled to be due and payable in full. “Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent, the Borrower and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of the Loan Documents taken as a whole, or (d) the rights and remedies of the Lenders, the Issuing Banks and the Administrative Agent under the Loan Documents taken as a whole. “Material Contract” means (a) any Tenant Lease the termination of which, prior to the end of its term, could reasonably be expected to cause a Material Adverse Effect and (b) any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Parent, the Borrower, any Subsidiary of the Borrower or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew (if renewable by its terms) by any party thereto could reasonably be expected to have a Material Adverse Effect. “Material Subsidiary” means any Subsidiary of the Parent having assets with a Fair Market Value equal to or greater than $2,500,000. “Moody’s” means Moody’s Investors Service, Inc. and its successors. “Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness. “Mortgage Receivable” means a promissory note secured by a Mortgage of which the Parent, the Borrower or a Subsidiary of the Parent is the holder and retains the rights of collection of all payments thereunder. “Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period. “Multifamily Property” means (a) the Clarendon Center Project, (b) the Park Van Ness Project and (c) each other Property which is designated as such by the Administrative Agent and the Borrower from time to time. “Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber

- 18 - its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge. “Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Parent or the Borrower and the Subsidiaries of the Parent and any property management fees) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period with respect to such property, and (ii) an imputed management fee in the amount of 3% of the gross revenues for such Property for such period. “Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness. “Note” means a Revolving Note or a Swingline Note. “Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Revolving Loans. “Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.8. evidencing the Borrower’s request for the Continuation of a LIBOR Loan. “Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

- 19 - “Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Swingline Lender pursuant to Section 2.3.(b) evidencing the Borrower’s request for a Swingline Loan. “Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, any Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations. “Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants that are not affiliated with the Borrower and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no material monetary default has occurred and has continued to the date of determination unremedied for 60 or more days to (b) the aggregate net rentable square footage of such Property. For the purposes of the definition of “Occupancy Rate,” a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build out or that is otherwise scheduled to be open for business within 180 days of such date. “OFAC” has the meaning given that term in Section 7.1.(x). “Officer’s Certificate” means a certificate from the chief executive officer or chief financial officer of the Parent certifying the “Eligible Properties” and “Excluded Subsidiaries” as of the Agreement Date and a description of the “Permitted Ground Lease Encumbrance”. “Off-Balance Sheet Obligations” means liabilities and obligations of the Parent, the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or

- 20 - otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.). “Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 9.4.(n), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate. “Parent” means Saul Centers, Inc., a Maryland corporation, its successors and assigns. “Park Van Ness Project” means a 271-unit residential project with approximately 9,000 square feet of street-level retail located at 4455 Connecticut Avenue NW, Washington, DC. “Participant” has the meaning given that term in Section 13.6.(d). “Participant Register” has the meaning given that term in Section 13.6(c). “Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)). “PBGC” means the Pension Benefit Guaranty Corporation and any successor agency. “Permitted Ground Lease Encumbrance” means the encumbrance in respect of one of the Properties owned by the Borrower and its Subsidiaries existing as of the Agreement Date and described in the Officer’s Certificate. “Permitted Liens” means, with respect to any asset or property of a Person, (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws), in all cases which are not yet due or which are being contested in good faith and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (b) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 8.6.; (c) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (d) Liens consisting of encumbrances in the nature of zoning restrictions, easements, customary declarations, and rights or restrictions of record or otherwise imposed by an applicable Governmental Authority on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (e) the rights of tenants under leases or subleases (including customary “no build” restrictions) not interfering with the ordinary conduct of business of such Person; and (f) Liens in favor of (x) any Loan Party, existing as of the Agreement Date and set forth on Schedule 10.2. or (y) the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Banks. “Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association,

- 21 - company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority. “Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group. “Post-Default Rate” means, in respect of any principal of any Loan or any Reimbursement Obligation that is not paid when due, the rate otherwise applicable plus an additional five percent (5.0%) per annum and with respect to any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus five percent (5.0%). “Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent, the Borrower or any Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent, the Borrower or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full. “Preferred Equity Interest” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both. “Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks. “Principal Office” means the office of the Administrative Agent located at 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402-1916, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders. “Property” means a parcel (or group of related parcels) of real property developed (or to be developed) by the Borrower, or any Subsidiary of the Borrower or any Unconsolidated Affiliate. “Property Management Agreements” means, collectively, all agreements entered into by the Borrower or any other Loan Party pursuant to which the Borrower or such other Loan Party engages a Person to advise it with respect to the management of a given Property and/or to manage a given Property. “Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Lenders; provided, however, that if at the time of determination the Revolving

- 22 - Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding Revolving Loans, Swingline Loans and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding Revolving Loans, Swingline Loans and Letter of Credit Liabilities of all Lenders as of such date. “Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. “Rating Agency” means S&P, Moody’s or any other nationally recognized securities rating agency selected by the Borrower and approved of by the Administrative Agent in writing. “Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable. “Register” has the meaning given that term in Section 13.6.(c). “Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity requirements. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change,” regardless of the date enacted, adopted or issued. “Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the applicable Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit. “REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates. “Requisite Lenders” means, as of any date, (a) Lenders having at least 66-2/3% of the aggregate amount of the Revolving Commitments, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders. For purposes of this definition, a Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a

- 23 - participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation. “Responsible Officer” means with respect to the Parent, the Borrower or any other Subsidiary of the Parent, the chief financial officer and President of the Parent, the Borrower or such Subsidiary, as applicable. For purposes of this Agreement, references to the Borrower’s or a Subsidiary’s Responsible Officers shall be deemed to refer to the Parent’s Responsible Officers. “Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Borrower or any of the Subsidiaries of the Parent now or hereafter outstanding, except a dividend payable solely in shares of that class of Equity Interest to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent, the Borrower or any of the Subsidiaries of the Parent now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent, the Borrower or any of the Subsidiaries of the Parent now or hereafter outstanding. “Revolving Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s obligation to make Revolving Loans pursuant to Section 2.1., to issue (in the case of the Issuing Banks) and to participate (in the case of the other Lenders) in Letters of Credit pursuant to Section 2.2.(i), and to participate in Swingline Loans pursuant to Section 2.3.(e), in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Revolving Commitment Amount” or as set forth in any applicable Assignment and Assumption, or agreement executed by a Person becoming a Lender in accordance with Section 2.16., as the same may be reduced from time to time pursuant to Section 2.11. or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.6. or increased as appropriate to reflect any increase effected in accordance with Section 2.16. “Revolving Commitment Percentage” means, as to each Lender with a Revolving Commitment, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Revolving Lenders; provided, however, that if at the time of determination the Revolving Commitments have been terminated or been reduced to zero, the “Revolving Commitment Percentage” of each Lender with a Revolving Commitment shall be the “Revolving Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction. “Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time. “Revolving Lender” means a Lender having a Revolving Commitment. “Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a). “Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit G, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Revolving Commitment.

- 24 - “Revolving Termination Date” means June 22, 2018, or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.12. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors. “Saul Family” means B. Francis Saul II and his spouse, siblings, and lineal descendants and the spouses of such siblings and lineal descendants and the heirs, beneficiaries, devisees or legatees that are or were members of the same family by blood, marriage or adoption as any of the same or any of the foregoing (and for purposes of this definition, any shares of Equity Interests which a Person no longer owns as a result of death shall be deemed still to be owned by such Person unless not held by such Person’s estate, trusts established under such Person’s will, or the heirs, beneficiaries, devisees or legatees of such Person that are or were members of the same family by blood, marriage or adoption as such Person). Entities owned or controlled by members of the Saul Family shall be deemed owned by such members for purposes of this Agreement. “Secured Indebtedness” means, with respect to a Person as of an given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property, and in the case of the Borrower, shall include (without duplication), the Borrower’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates, as applicable. “Secured Recourse Debt” means, with respect to any Person, Secured Indebtedness of such Person (other than Nonrecourse Indebtedness of such Person) to the extent of recourse to the Borrower or any other Loan Party. “Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder. “Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged. “Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower, the Parent or any other Loan Party and any Specified Derivatives Provider. “Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Parent, the Borrower or other Loan Party under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation. “Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

- 25 - “Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit. “Subordinated Debt” means Indebtedness for money borrowed of the Borrower or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Loans, the other Guaranteed Obligations and the Specified Derivatives Obligations, if any, in a manner satisfactory to the Administrative Agent in its sole and absolute discretion. “Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. “Substantial Amount” means, at the time of determination thereof, an amount in excess of 20.0% of total consolidated assets (exclusive of depreciation) at such time of the Borrower and its Subsidiaries determined on a consolidated basis. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding the amount set forth in the first sentence of Section 2.3.(a), as such amount may be reduced from time to time in accordance with the terms hereof. “Swingline Lender” means Wells Fargo Bank, National Association, together with its respective successors and assigns. “Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.3. “Swingline Maturity Date” means the date which is seven (7) Business Days prior to the Revolving Termination Date. “Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit H, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed. “Tangible Net Worth” means, with respect to any Person as of a given date, the stockholders’ equity of such Person determined on a consolidated basis, plus accumulated depreciation and amortization, minus (to the extent included when determining stockholders’ equity): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental

- 26 - or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined as of such date on a consolidated basis. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tenant Lease” means any lease entered into by the Borrower, any Loan Party or any Subsidiary with respect to any portion of a Property. “Total Asset Value” means, with respect to any Person at a given time, the sum (without duplication) of all of the following of such Person determined on a consolidated basis in accordance with GAAP applied on a consistent basis: (a) cash and cash equivalents (other than tenant deposits and other cash and cash equivalents that are subject to a Lien or a Negative Pledge or the disposition of which is restricted in any way); plus (b) with respect to all Properties owned (or leased pursuant to a Ground Lease) by the Borrower or any Subsidiary for the immediately preceding period of twelve consecutive calendar months ending on such date of determination, the quotient of (i) NOI of such Person for the immediately preceding period of twelve consecutive calendar months divided by (ii) the Capitalization Rate; plus (c) the GAAP book value, as of the date of acquisition, of Properties acquired during the twelve consecutive calendar months most recently ended; plus (d) the GAAP book value of all Development Properties; plus (e) the GAAP book value of Unimproved Land. Notwithstanding the foregoing, for the first twelve consecutive calendar months after a Property has ceased to be a Development Property, NOI attributable to that Property shall be determined on the basis of its income for the immediately preceding three calendar month period, annualized. Such Person’s Ownership Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in the calculation of Total Asset Value consistent with the above described treatment for wholly-owned assets. NOI attributable to (x) Properties acquired or disposed of during the three calendar month period ending immediately prior to any date of determination of Total Asset Value or (y) Properties that were Development Properties at the end of such three calendar month period, shall not be included in the calculation of Total Asset Value. Notwithstanding the foregoing, for purposes of determining Total Asset Value, to the extent the amount of Total Asset Value attributable to Properties leased under Ground Leases, which are Eligible Properties under clause (z) of the definition of “Eligible Property,” would exceed 10.0% of the aggregate Total Asset Value at any time, such excess shall be excluded. “Total Indebtedness” means, with respect to any Person, all Indebtedness of such Person and such Person’s Ownership Share of all Indebtedness of all Subsidiaries of such Person. “Treasury Rate” means, as of any date of determination, the yield on the Treasury Constant Maturity Series with a ten-year maturity, as reported on the Business Day immediately preceding such date in Federal Reserve Statistical Release H.15, Selected Interest Rates (“Release H.15”) of the Board of Governors of the Federal Reserve System, or any successor publication. If for any reason Release H.15 is no longer published, the Administrative Agent shall select a comparable publication to determine the Treasury Rate. “Type” with respect to any Revolving Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan. “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

- 27 - “Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds, either directly or indirectly through one or more Subsidiaries an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. “Unencumbered Asset Value” means (a) the Unencumbered NOI (excluding NOI attributable to Development Properties) for the immediately preceding period of twelve consecutive calendar months divided by the Capitalization Rate, plus (b) the GAAP book value of all Properties acquired during the twelve calendar month period most recently ended which Properties are not subject to any Lien (other than Permitted Liens) or any Negative Pledge. Notwithstanding the foregoing, for the first twelve consecutive calendar months after a Property has ceased to be a Development Property, Unencumbered NOI attributable to that Property shall be determined on the basis of its income for the immediately preceding three calendar month period, annualized. Unencumbered NOI attributable to Properties disposed of during the three calendar month period ending immediately prior to any date of determination of Unencumbered Asset Value shall not be included in the calculation of Unencumbered Asset Value. “Unencumbered NOI” means, for any period, NOI from all Eligible Properties. “Unencumbered Pool Debt Service” means, with respect to any Person for any period, the aggregate amount of principal and interest payments in respect of all Unsecured Indebtedness of such Person that would be due and payable in respect thereof during such period, computed assuming a thirty (30) year amortization schedule and a per annum interest rate equal to the greater of: (a) the Treasury Rate plus 2.50% and (b) 6.50%. “Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the following twelve (12) months. “Unsecured Indebtedness” means, with respect to a Person, Indebtedness of such Person that is not Secured Indebtedness; provided, however, that any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Indebtedness. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10.(g)(ii)(B)(III). “Washington DC CBD Office Property” means (a) 601 Pennsylvania and (b) each other Property which is designated as such by the Administrative Agent and the Borrower from time to time. “Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns. “Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. “Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

- 28 - “Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable. Section 1.2. General; References to Central Time. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect as of the Agreement Date. Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. References in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Whenever reference is made to Borrower’s knowledge, or a similar qualification, knowledge means the actual current knowledge of Parent’s Responsible Officers. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower, and a reference to an “Unconsolidated Affiliate” means a reference to an Unconsolidated Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Central time. Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries. When determining the Applicable Margin and compliance by the Parent or the Borrower with any financial covenant contained in any of the Loan Documents (a) only the Ownership Share of the Parent or the Borrower, as applicable, of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included and (b) the Parent’s Ownership Share of the Borrower shall be deemed to be 100.0%. Section 1.4. Pro Forma Calculations. All pro forma computations required to be made hereunder giving effect to any transaction (including any designation of a Subsidiary as an Excluded Subsidiary) shall be calculated giving pro forma effect thereto (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of twelve consecutive calendar months ending with the most recent calendar month for which financial statements shall have been delivered pursuant to Section 9.1 or 9.2 (or, prior to the delivery of any such financial statements, ending on March 31, 2014), and, to the extent applicable, the historical earnings and cash flows associated with the assets subject to such transaction and any related incurrence or reduction of Indebtedness. If any Indebtedness bears a

- 29 - floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Derivatives Contract applicable to such Indebtedness). Section 1.5. Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 6.1, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” made and “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Obligations under this Agreement and the other Loan Documents and (c) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s outstanding Revolving Loans hereunder reflect such Lender’s pro rata share of the outstanding aggregate Revolving Loans on the Effective Date. ARTICLE II. CREDIT FACILITY Section 2.1. Revolving Loans. (a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.14., each Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Commitment. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Each borrowing and Continuation under Section 2.8. of, and each Conversion under Section 2.9. of Base Rate Loans into, LIBOR Loans shall be in an aggregate minimum of $1,000,000 and integral multiples of $100,000 in excess of that amount. Notwithstanding the immediately preceding two sentences but subject to Section 2.14., a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments. Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans. (b) Requests for Revolving Loans. Not later than 11:00 a.m. Central time at least one (1) Business Day prior to a borrowing of Revolving Loans that are to be Base Rate Loans and not later than 11:00 a.m. Central time at least three (3) Business Days prior to a borrowing of Revolving Loans that are to be LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing or telephone notice thereof. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans. Any telephone notice shall include all information to be specified in a written notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by email on the same day as the giving of such telephonic notice. Each Notice of Borrowing shall

- 30 - be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter. (c) Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 11:00 a.m. Central time on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 2:00 p.m. Central time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent. (d) Assumptions Regarding Funding by Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender. Section 2.2. Letters of Credit. (a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.14., each Issuing Bank, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date thirty (30) days prior to the Revolving Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $40,000,000 as such amount may be reduced from time to time in accordance with the terms hereof (the “L/C Commitment Amount”). (b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to

- 31 - approval by the applicable Issuing Bank and the Borrower, which approval, in the case of each of such Issuing Bank and the Borrower shall not unreasonably be withheld, conditioned or delayed. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is thirty (30) days prior to the Revolving Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non- renewal from the applicable Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is thirty (30) days prior to the Revolving Termination Date. The initial Stated Amount of each Letter of Credit shall be at least $1,000,000 (or such lesser amount as may be acceptable to the applicable Issuing Bank, the Administrative Agent and the Borrower). (c) Requests for Issuance of Letters of Credit. The Borrower shall give the applicable Issuing Bank and the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) at least five (5) Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the applicable Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article 6.2., the applicable Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date five (5) Business Days following the date after which such Issuing Bank has received all of the items required to be delivered to it under this subsection. No Issuing Bank shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any Lender to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, which modifications increase the obligations of the applicable Issuing Bank in respect of such Letters of Credit, unless the context otherwise requires. Upon the written request of the Borrower, the applicable Issuing Bank shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control. (d) Reimbursement Obligations. Upon receipt by the applicable Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that an Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower agrees to reimburse the applicable Issuing Bank on or prior to each date on which such Issuing Bank notifies the Borrower that a draw has been paid under a Letter of Credit in an amount equal to the amount of such draw paid. The Borrower’s Reimbursement Obligations shall be absolute, unconditional and irrevocable and irrespective of any setoff, counterclaim or defense to payment the Borrower may have at any time against any Issuing Bank, the Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person. Upon receipt by the applicable Issuing Bank of any payment in respect of any Reimbursement Obligation, such Issuing Bank shall promptly pay

- 32 - to each Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Revolving Commitment Percentage of such payment. (e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the applicable Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse such Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Administrative Agent and the applicable Issuing Bank, or if the Borrower fails to reimburse such Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the failure of which such Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article VI. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 12:00 noon Central time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The limitations set forth in the second sentence of Section 2.1.(a) shall not apply to any borrowing of Base Rate Loans under this subsection. (f) Effect of Letters of Credit on Revolving Commitments. Upon the issuance by the applicable Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Revolving Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding. (g) Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the applicable Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Administrative Agent, any of the Issuing Banks or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Banks’ or

- 33 - Administrative Agent’s rights or powers hereunder. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non- appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent, any other Issuing Bank or any Lender. The obligation of the Borrower to reimburse the applicable Issuing Bank for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank, the Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, any Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 13.10., but not in limitation of the Borrower’s unconditional obligation to reimburse the applicable Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, any Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, any Issuing Bank or such Lender arising solely out of the gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Administrative Agent, any Issuing Bank or any Lender with respect to any Letter of Credit. (h) Amendments, Etc. The issuance by the applicable Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through such Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and Requisite Lenders (or all of the Lenders if required by Section 13.7.) shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5.(c). (i) Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the applicable Issuing Bank of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or

- 34 - warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Revolving Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Administrative Agent for the account of the applicable Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of such Issuing Bank, Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the second and the last sentences of Section 3.5.(c)). (j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Revolving Commitment Percentage of each drawing paid by the applicable Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Revolving Commitment Percentage of such drawing. If the notice referenced in the second sentence of Section 2.2.(e) is received by a Lender not later than 11:00 a.m. Central time, then such Lender shall make such payment available to the Administrative Agent not later than 2:00 p.m. Central time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 1:00 p.m. Central time on the next succeeding Business Day. Each Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of any Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1.(e) or (f) or (iv) the termination of the Revolving Commitments. Each such payment to the Administrative Agent for the account of any Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever. (k) Information to Lenders. Promptly following any change in Letters of Credit outstanding, the applicable Issuing Bank shall deliver to the Administrative Agent, who shall promptly deliver the same to each Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit outstanding at such time. Upon the request of any Lender from time to time, the applicable Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit issued by such Issuing Bank then outstanding. Other than as set forth in this subsection, no Issuing Bank shall have any duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of any Issuing Bank to perform its requirements under this subsection shall not relieve any Lender from its obligations under the immediately preceding subsection (j). Section 2.3. Swingline Loans. (a) Swingline Loans. Subject to the terms and conditions hereof, including without limitation Section 2.14., the Swingline Lender agrees to make Swingline Loans to the Borrower, during

- 35 - the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, $30,000,000, as such amount may be reduced from time to time in accordance with the terms hereof. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder. The borrowing of a Swingline Loan shall not constitute usage of any Lender’s Revolving Commitment for purposes of calculation of the fee payable under Section 3.5.(b). (b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 11:00 a.m. Central time on the proposed date of such borrowing. Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. Not later than 1:00 p.m. Central time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article 6.2. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing. (c) Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing. Interest on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Revolving Lender acquires a participating interest in a Swingline Loan pursuant to the immediately following subsection (e)). All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.2. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan). (d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender and the Administrative Agent prior written notice thereof no later than 12:00 noon Central time on the day prior to the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note. (e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and, in any event, within five (5) Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The

- 36 - amount limitations contained in the second sentence of Section 2.1.(a) shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 11:00 a.m. Central time at least one Business Day prior to the proposed date of such borrowing. Promptly after receipt of such notice of borrowing of Revolving Loans from the Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Lender of the proposed borrowing. Not later than 11:00 a.m. Central time on the proposed date of such borrowing, each Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If the Revolving Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 11.1.(e) or (f)), each Revolving Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 11.1. (e) or (f)), or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise). Section 2.4. Rates and Payment of Interest on Loans. (a) Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates: (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and

- 37 - (ii) during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans. Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and each Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law). (b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error. (c) Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower or the Parent on behalf of the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, any Issuing Bank’s, or any Lender’s other rights under this Agreement. Section 2.5. Number of Interest Periods. There may be no more than five (5) different Interest Periods for LIBOR Loans outstanding at the same time. Section 2.6. Repayment of Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Termination Date. Section 2.7. Prepayments. (a) Optional. Subject to Section 5.4., the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent at least two (2) Business Day prior written notice of the prepayment of any Loan. Each voluntary prepayment of Loans shall be in

- 38 - an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof or, if less, the aggregate principal amount of Revolving Loans outstanding. (b) Mandatory. (i) Revolving Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Lenders then holding Revolving Commitments (or if the Revolving Commitments have been terminated, then holding outstanding Revolving Loans, Swingline Loans and/or Letter of Credit Liabilities), the amount of such excess. (ii) Application of Mandatory Prepayments. Amounts paid under the preceding subsection (b)(i) shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4. Section 2.8. Continuation. So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. Central time on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone, promptly confirmed in writing, or by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.9. or the Borrower’s failure to comply with any of the terms of such Section. Section 2.9. Conversion. The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan

- 39 - may not be Converted into a LIBOR Loan if a Default or Event of Default exists. Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Each such Notice of Conversion shall be given not later than 11:00 a.m. Central time three (3) Business Days prior to the date of any proposed Conversion. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone promptly confirmed in writing, or by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given. Section 2.10. Notes. (a) Notes. The Revolving Loans made by each Revolving Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Revolving Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed. The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender. (b) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling. (c) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note. Section 2.11. Voluntary Reductions of the Revolving Commitment. The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than $10,000,000 and integral multiples of $5,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, the Borrower may not reduce the aggregate amount of the Revolving Commitments below $50,000,000 unless the Borrower is terminating the Revolving Commitments in full. Promptly after receipt of a Commitment Reduction Notice the Administrative

- 40 - Agent shall notify each Lender of the proposed termination or Revolving Commitment reduction. The Revolving Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated. Upon the effective date of such reduction or termination, the Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Revolving Lenders, including but not limited to any applicable compensation due to each Revolving Lender in accordance with Section 5.4. Section 2.12. Extension of Revolving Termination Date. The Borrower shall have the right, exercisable one time, to extend the Revolving Termination Date by one year. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least thirty (30) days but not more than one hundred twenty (120) days prior to the current Revolving Termination Date, a written request for such extension (an “Extension Request”). The Administrative Agent shall notify the Revolving Lenders if it receives an Extension Request promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Revolving Termination Date shall be extended for one year effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (y): (x) immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall exist and (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not expressly prohibited under the Loan Documents and (y) the Borrower shall have paid the Fees payable under Section 3.5.(d). At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from the chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (x)(A) and (x)(B). Section 2.13. Expiration Date of Letters of Credit Past Revolving Commitment Termination. If on the date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the Issuing Banks, an amount of money sufficient to cause the balance of available funds on deposit in the Letter of Credit Collateral Account to equal the aggregate Stated Amount of such Letters of Credit for deposit into the Letter of Credit Collateral Account. Section 2.14. Amount Limitations. Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, no Issuing Bank shall not be required to issue a Letter of Credit and no reduction of the Revolving Commitments pursuant to Section 2.11. shall take effect, if (a) immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments, or (b) the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Commitments at such time.

- 41 - Section 2.15. Funds Transfer Disbursements. The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement. Section 2.16. Increase in Revolving Commitments. The Borrower shall have the right to request increases in the aggregate amount of the Revolving Commitments by providing written notice to the Administrative Agent; provided, however, that after giving effect to any such increases the aggregate amount of the Revolving Commitments shall not exceed $375,000,000. Each such increase in the Revolving Commitments must be an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Revolving Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment or provide a new Revolving Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee and consented to by the Administrative Agent, each Issuing Bank and the Swingline Lender. If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Lenders its Revolving Commitment Percentage (determined with respect to the Lenders’ respective Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 2.2.(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Revolving Lenders amounts payable, if any, to such Revolving Lenders under Section 5.4. as a result of the prepayment of any such Revolving Loans. Effecting the increase of the Revolving Commitments under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower and any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all partnership or other necessary action taken by the Borrower to authorize such increase and (B) all partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as

- 42 - reasonably requested by the Administrative Agent; (iii) new Revolving Notes executed by the Borrower, payable to any new Revolving Lenders and replacement Revolving Notes executed by the Borrower, payable to any existing Revolving Lenders increasing their Revolving Commitments, in the amount of such Revolving Lender’s Revolving Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments; and (iv) a Compliance Certificate calculated on a pro forma basis as of the last day of the Borrower’s most recently ended fiscal quarter. In connection with any increase in the aggregate amount of the Revolving Commitments pursuant to this Section, any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act. ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS Section 3.1. Payments. (a) Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim (excluding Taxes required to be withheld pursuant to Section 3.10), to the Administrative Agent at the Principal Office, not later than 1:00 p.m. Central time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of any Issuing Bank under this Agreement shall be paid to such Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Issuing Bank to the Administrative Agent from time to time, for the account of such Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or such Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension. (b) Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or any such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and

- 43 - including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Section 3.2. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Sections 2.1.(a), 2.2.(e) and 2.3.(e) shall be made from the Revolving Lenders, each payment of the fees under Sections 3.5.(a), 3.5.(b), the first sentence of 3.5.(c), and 3.5.(d) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.11. shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans shall be made for the account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.9., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments; (c) each payment of interest on Revolving Loans shall be made for the account of the Revolving Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Sections 5.1.(c) and 5.5.) shall be made pro rata among the Revolving Lenders according to the amounts of their respective Revolving Loans and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (e) the Revolving Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.3., shall be in accordance with their respective Revolving Commitment Percentages; and (f) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.2., shall be in accordance with their respective Revolving Commitment Percentages. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.3.(e), in which case such payments shall be pro rata in accordance with such participating interests). Section 3.3. Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 11.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 11.5., as applicable. To such end, all the

- 44 - Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. Section 3.4. Several Obligations. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender. Section 3.5. Fees. (a) Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent. (b) Unused Fees. During the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders an unused facility fee equal to the sum of the daily amount (the “Unused Amount”) by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities set forth in the table below multiplied by the corresponding per annum rate. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero. For the avoidance of doubt, for purposes of calculating an unused facility fee, the outstanding principal balance of Swingline Loans shall not be factored into the computation. Unused Amount Unused Fee (percent per annum) Greater than or equal to 50% of the aggregate amount of Revolving Commitments 0.25% Less than 50% of the aggregate amount of Revolving Commitments 0.15% (c) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or (y) to but excluding the date such Letter of Credit is drawn in full. In addition to such fees, the Borrower shall pay to the applicable Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit equal to one-eighth of one percent (0.125%) of the initial Stated Amount of such Letter of Credit; provided, however, in no event shall the aggregate amount of such fee in respect of any Letter of Credit be less than $1,000. The fees provided for in this subsection shall be

- 45 - nonrefundable and payable, in the case of the fee provided for in the first sentence, in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Revolving Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent and in the case of the fee provided for in the second sentence, at the time of issuance of such Letter of Credit. The Borrower shall pay directly to the applicable Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by such Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any other transaction relating thereto. (d) Revolving Credit Extension Fee. If the Borrower exercises its right to extend the Revolving Termination Date in accordance with Section 2.12., the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a fee equal to three-twentieths of one percent (0.15%) of the amount of such Revolving Lender’s Revolving Commitment (whether or not utilized). Such fee shall be due and payable in full on the date the Administrative Agent receives the Extension Request pursuant to such Section. (e) Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as may be agreed to in writing from time to time by the Borrower and the Administrative Agent. Section 3.6. Computations. Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Section 3.7. Usury. In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4.(a)(i) through (iv) and, with respect to Swingline Loans, in Section 2.3.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

- 46 - Section 3.8. Statements of Account. The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder. Section 3.9. Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Lender becomes a Defaulting Lender, then, until such time as such Revolving Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders. The rights and remedies of the Borrower against a Defaulting Lender under this Section are in addition to any other rights and remedies Borrower may have against such Defaulting Lender under this Agreement, any of the Loan Documents, Applicable Law or otherwise. (b) Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or the Swingline Lender hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.2.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article VI. were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities and

- 47 - Swingline Loans are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (c) Certain Fees. (i) No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5.(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (ii) Each Defaulting Lender shall be entitled to receive letter of credit fees payable under Section 3.5.(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e). (iii) With respect to any Fee that would have been required to be paid to any Defaulting Lender but for the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee. (d) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Article VI. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (e) Cash Collateral, Repayment of Swingline Loans. (i) If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize each

- 48 - Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection. (ii) At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the applicable Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of such Issuing Bank with respect to Letters of Credit issued and outstanding at such time. Such cash collateralization may be provided by a borrowing of Revolving Loans if the conditions precedent thereto are met. (iii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of all Issuing Banks, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (iv) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (v) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (y) the determination by the Administrative Agent and such Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and such Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligation; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall, solely to the extent otherwise applicable, remain subject to any security interest granted pursuant to the Loan Documents. (f) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing that a Revolving Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Revolving Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may

- 49 - determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such Revolving Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Revolving Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Lender will constitute a waiver or release of any claim of any party hereunder arising from that Revolving Lender’s having been a Defaulting Lender. (g) New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. (h) Purchase of Defaulting Lender’s Commitment. During any period that a Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6.(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 13.6.(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption and, notwithstanding Section 13.6.(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders. Section 3.10. Taxes. (a) Issuing Banks. For purposes of this Section, the term “Lender” includes the Issuing Banks and the term “Applicable Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes..

- 50 - (d) Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

- 51 - (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person: (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (II) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI; (III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or (IV) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign

- 52 - Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

- 53 - (i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. ARTICLE IV. [RESERVED]. ARTICLE V. YIELD PROTECTION, ETC. Section 5.1. Additional Costs; Capital Adequacy. (a) Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, within thirty (30) days after written demand by such Lender or such Participant, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (b) Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital or liquidity in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), or (ii) imposes or modifies any reserve, special deposit, compulsory loan, insurance charge or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender. (c) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the

- 54 - amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply). (d) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes) after the Agreement Date, any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the applicable Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by any Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrower shall pay promptly to such Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by such Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Lender for such increased costs or reductions in amount. (e) Notification and Determination of Additional Costs. Each of the Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to notify the Borrower (and in the case of an Issuing Bank and or a Lender, to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent, such Issuing Bank or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Issuing Bank or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent, each Issuing Bank and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of an Issuing Bank or a Lender to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent, an Issuing Bank or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in the preceding subsections of this Section 5.1., the Borrower shall not be required to compensate any Lender or any Participant for any such increased costs or reduced return incurred by such Lender or Participant more than one hundred eighty (180) days prior to such Lender’s or Participant’s written request to the Borrower for such compensation (except that if the event giving rise to the increased costs or reduced return is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof). Section 5.2. Suspension of LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period: (a) the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes

- 55 - of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR; or (b) the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period; then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan. Section 5.3. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable). Section 5.4. Compensation. The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to: (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 6.2. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error. Section 5.5. Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(c), Section 5.2. or Section 5.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of

- 56 - the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(c), Section 5.2., or Section 5.3. on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1., Section 5.2. or Section 5.3. that gave rise to such Conversion no longer exist: (a) to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans. If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1.(c), 5.2. or 5.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments. Section 5.6. Affected Lenders. If (a) a Lender requests compensation pursuant to Section 3.10. or 5.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(b) or 5.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender does not vote in favor of any amendment, modification or waiver to this Agreement or any other Loan Document, which, pursuant to Section 13.7, requires the vote of such Lender, and the Requisite Lenders shall have voted in favor of such amendment, modification or waiver, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) the aggregate amount of payments previously made by the Affected Lender under Section 2.2.(j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without

- 57 - limitation, pursuant to Sections 3.10., 5.1. or 5.4.) with respect to any period up to the date of replacement. Section 5.7. Change of Lending Office. Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America. Section 5.8. Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article. ARTICLE VI. CONDITIONS PRECEDENT Section 6.1. Initial Conditions Precedent. The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent: (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) counterparts of this Agreement executed by each of the parties hereto; (ii) Revolving Notes executed by the Borrower, payable to each applicable Lender and complying with the terms of Section 2.10.(a) and the Swingline Note executed by the Borrower; (iii) the Guaranty executed by each of the Guarantors initially to be a party thereto; (iv) an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Parent, the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and in a form acceptable to the Administrative Agent; (v) the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party; (vi) a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of

- 58 - each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect; (vii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Swingline Borrowing, requests for Letters of Credit, Notices of Conversion and Notices of Continuation; (viii) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party; (ix) a Compliance Certificate calculated on a pro forma basis for the Borrower’s fiscal quarter ended March 31, 2014; (x) a Disbursement Instruction Agreement effective as of the Agreement Date; (xi) evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid; (xii) insurance certificates, or other evidence, providing that the insurance coverage required under Section 8.5. (including, without limitation, both property and liability insurance) is in full force and effect; (xiii) the duly executed Officer’s Certificate; and (xiv) such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request. (b) In the good faith judgment of the Administrative Agent: (i) there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect; (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a

- 59 - Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; (iii) the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or impose materially burdensome conditions on, or otherwise materially and adversely effect the ability of the Borrower or any Loan Party to fulfill its obligations under the Loan Documents to which it is a Party; (iv) the Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act; and (v) there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents. Section 6.2. Conditions Precedent to All Loans and Letters of Credit. The obligations of (i) the Lenders to make any Loans and (ii) the Issuing Banks to issue Letters of Credit are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.14. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not expressly prohibited hereunder and (c) in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing, or in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made or any Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article VI. have been satisfied. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the conditions precedent for initial Loans

- 60 - set forth in Sections 6.1. and 6.2. that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied. ARTICLE VII. REPRESENTATIONS AND WARRANTIES Section 7.1. Representations and Warranties. In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of each Issuing Bank, to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent, each Issuing Bank and each Lender as follows: (a) Organization; Power; Qualification. Each of the Parent and the Borrower, the other Loan Parties and the other Subsidiaries of the Borrower is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect. (b) Ownership Structure. Part I of Schedule 7.1.(b) is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. As of the Agreement Date, except as disclosed in such Schedule (A), each of the Parent, the Borrower and the Subsidiaries of the Borrower owns, free and clear of all Liens (except Permitted Liens under clauses (c) through (f) of the definition thereof), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent. (c) Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Each of the Parent and the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

- 61 - (d) Compliance of Loan Documents with Laws. The execution, delivery and performance of this Agreement, the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or to be hereafter acquired by any Loan Party other than the set off rights described herein in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Banks. (e) Compliance with Law; Governmental Approvals. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries of the Borrower is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect. (f) Title to Properties; Liens. Schedule 7.1.(f) is, as of the Agreement Date, a complete and correct listing of all real estate assets of the Borrower, each other Loan Party and each other Subsidiary of the Borrower, setting forth, for each such Property, the current occupancy status of such Property and whether such Property is a Development Property and, if such Property is a Development Property, the status of completion of such Property. Each of the Borrower and each Subsidiary of the Borrower has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. (g) Existing Indebtedness; Total Indebtedness. Part I of Schedule 7.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including all Guarantees other than guarantees of customary nonrecourse carveouts) of each of the Borrower, and the Subsidiaries of the Borrower, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, each of the Borrower, the other Loan Parties and the other Subsidiaries of the Borrower have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto in all material respects, and no material default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a material default or event of default, exists with respect to any such Indebtedness. Part II of Schedule 7.1.(g) is, as of the Agreement Date, a complete and correct listing of all Total Indebtedness of the Borrower, the other Loan Parties and the other Subsidiaries of the Parent (excluding any Indebtedness set forth on Part I of such Schedule). (h) Material Contracts. Schedule 7.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts (other than Tenant Leases). Each of the Borrower, the other Loan Parties and the other Subsidiaries of the Borrower that is party to any Material Contract has performed and is in compliance in all material respects with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract to the extent any such default or event of default could reasonably be expected to have a Material Adverse Effect. (i) Litigation. Except as set forth on Schedule 7.1.(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting

- 62 - the Parent, the Borrower, any other Loan Party, any other Subsidiary of the Parent or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document. As of the Agreement Date, there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, the Parent, the Borrower, any Loan Party or any other Subsidiary of the Parent. (j) Taxes. All federal, state and other tax returns of each of the Parent, the Borrower, each other Loan Party and each other Subsidiary of the Borrower required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, each of the Parent, the Borrower, each Loan Party, each other Subsidiary of the Parent and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 8.6. As of the Agreement Date, none of the United States income tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Parent is under audit. All charges, accruals and reserves on the books of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries of the Parent in respect of any taxes or other governmental charges are in accordance with GAAP. (k) Financial Statements. The Borrower has furnished to the Administrative Agent copies of (i) (x) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal years ended December 31, 2012 and December 31, 2013 and (y) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter and the portion of the fiscal year ended March 31, 2014, and (ii) the related audited or unaudited, as applicable, consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years and fiscal quarter ended on such dates, with, in the case of such annual financial statements, the opinion thereon of Ernst & Young LLP. Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (i)(y) above). None of the Parent, the Borrower or any of their respective Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto pursuant to GAAP, except as referred to or reflected or provided for in said financial statements. (l) No Material Adverse Change. Since December 31, 2013, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries of the Borrower is Solvent. (m) ERISA. (i) Except as could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its

- 63 - staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a preapproved plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such preapproved plan. To the best knowledge of the Borrower, as of the Agreement Date, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter. (ii) With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715. (iii) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code. (n) Absence of Default. None of the Loan Parties or any of the other Subsidiaries of Borrower is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (o) Environmental Laws. Each of the Borrower, each other Loan Party and each other Subsidiary of the Borrower: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties owned or operated by it, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with the same could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, the Borrower does not have knowledge of, and has not received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to the Borrower, any Loan Party or any other Subsidiary of the Borrower, their respective businesses, operations or with respect to the Properties, may: (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common-law or

- 64 - legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law adversely affecting use or value or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. As of the Agreement Date, there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge, threatened, against the Borrower, any other Loan Party or any other Subsidiary of the Borrower with respect to any alleged violation of or liability under Environmental Laws which reasonably could be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law, to the extent any such listing could reasonably be expected to have a Material Adverse Effect. (p) Investment Company. None of the Borrower, any other Loan Party or any other Subsidiary of the Borrower is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party. (q) Margin Stock. None of the Borrower or any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. (r) Affiliate Transactions. Except as permitted by Section 10.9. or as otherwise set forth on Schedule 7.1.(r), none of the Borrower or any Subsidiary of the Borrower is a party to or bound by any agreement or arrangement with any Affiliate. (s) Intellectual Property. Each of the Borrower and each Subsidiary of the Borrower owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without conflict known to Borrower with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person which conflict could reasonably be expected to have a Material Adverse Effect. To Borrower’s knowledge, all such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. As of the Agreement date, no material claim has been asserted by any Person against Borrower or any other Loan Party or any other Subsidiary of Borrower with respect to the use of any such Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary of the Borrower, or challenging or questioning the validity or effectiveness of any such Intellectual Property. To Borrower’s knowledge, the use of such Intellectual Property by the Borrower, the other Loan Parties and the other Subsidiaries of the Borrower does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary of the Borrower that could reasonably be expected to have a Material Adverse Effect.

- 65 - (t) Business. As of the Agreement Date, the Borrower, the other Loan Parties and the other Subsidiaries of the Borrower are engaged in the business of directly or indirectly owning, leasing, managing, and operating real property, together with other business activities incidental thereto. (u) Broker’s Fees. To Borrower’s knowledge, no broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by the Borrower, any other Loan Party or any other Subsidiary of the Borrower for any other services rendered to the Borrower, any other Loan Party or any other Subsidiary of the Parent ancillary to the transactions contemplated hereby. (v) Accuracy and Completeness of Information. All written information, reports and other papers and data (other than financial projections and other forward looking statements), taken as a whole as of the date of delivery thereof, furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of the Borrower, any other Loan Party or any other Subsidiary of the Borrower were, at the time the same were so furnished, complete and correct in all material respects, and, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure). All financial projections and other forward looking statements prepared by or on behalf of the Borrower or any Subsidiary of the Borrower that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact is known to the Borrower or any Subsidiary of the Borrower which has had, or may in the future have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders. No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents, taken as a whole as of the date of delivery thereof, contained or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading. (w) Not Plan Assets; No Prohibited Transactions. None of the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Parent constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code. (x) OFAC. None of the Parent, the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or, to the Parent’s or the Borrower’s knowledge, any other Affiliate of the Parent: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any Loan, and to the Borrower’s

- 66 - knowledge, no Letter of Credit, will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person or violate Anti-Corruption Laws. (y) REIT Status. The Parent qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Parent to maintain its status as a REIT. (z) Unencumbered Properties. Each Property included in calculations of the Unencumbered Asset Value satisfies all of the requirements (including those in the definition of “Eligible Property”) contained in this Agreement for the same to be included therein. Section 7.2. Survival of Representations and Warranties, Etc. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any other Loan Party or any other Subsidiary of the Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Revolving Termination Date is effectuated pursuant to Section 2.12., the date on which any increase of the Revolving Commitments is effectuated pursuant to Section 2.16. and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not expressly prohibited hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit. ARTICLE VIII. AFFIRMATIVE COVENANTS For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.7., the Parent and the Borrower shall comply with the following covenants: Section 8.1. Preservation of Existence and Similar Matters. Except as otherwise permitted under Section 10.4., each of the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

- 67 - Section 8.2. Compliance with Applicable Law. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary of the Borrower to, comply with all Applicable Law, including the obtaining of all Governmental Approvals, the failure to comply with which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 8.3. Maintenance of Property. In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary of the Borrower to, (a) protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all material needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly conducted at all times; provided that, to the extent not otherwise prohibited under this Agreement and so long as (i) immediately before and after such transfer or conveyance, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such transfer or conveyance, the Borrower shall be in compliance with the covenants set forth in Section 10.1. on a pro forma basis in accordance with Section 1.4. (and upon the reasonable request of the Administrative Agent the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), the Borrower and each of its Subsidiaries may transfer and convey their respective Properties in their sole discretion, which Properties shall, if not conveyed to the Borrower or any other Subsidiary of the Borrower (other than an Excluded Subsidiary), be removed, as of the date of such transfer or conveyance, from the calculation of Unencumbered Asset Value. Section 8.4. Conduct of Business. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary of the Borrower to, carry on its respective businesses as described in Section 7.1.(t) and in substantially the same fashion as currently in effect (including acquiring Properties of the same quality as Properties currently owned by the Borrower and its Subsidiaries and operating and maintaining Properties in substantially the same manner and with the same standard of care and quality as is currently employed by the Borrower and the other Loan Parties and the Subsidiaries of the Borrower and not enter into any line of business that would adversely affect the REIT status of Parent; provided that, to the extent not otherwise prohibited under this Agreement and so long as (i) immediately before and after such transfer or conveyance, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such transfer or conveyance, the Borrower shall be in compliance with the covenants set forth in Section 10.1. on a pro forma basis in accordance with Section 1.4. (and upon the reasonable request of the Administrative Agent the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), the Borrower and each of its Subsidiaries may transfer and convey their respective Properties in their sole discretion, which Properties shall, if not conveyed to the Borrower or any other Subsidiary of the Borrower (other than an Excluded Subsidiary), be removed, as of the date of such transfer or conveyance, from the calculation of Unencumbered Asset Value. Section 8.5. Insurance. In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary of the Borrower to, maintain insurance (on a

- 68 - replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Section 8.6. Payment of Taxes and Claims. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary of the Borrower to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person that are included in the calculation of the Unencumbered Asset Value; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP. Section 8.7. Books and Records; Inspections. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary of the Borrower to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary of the Borrower to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Parent if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice ; provided that (a) no Loan Party shall be required to pay the expense of any such visit, except to the extent such visit is made by the Administrative Agent or is made during the continuance of an Event of Default and (b) unless an Event of Default exists, only one (1) such visit shall be permitted at the Loan Parties’ expense during any fiscal year. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists. If requested by the Administrative Agent, the Borrower shall cause the Parent to execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Borrower with the Parent’s accountants. Section 8.8. Use of Proceeds. The Borrower will use the proceeds of Loans only (a) for the payment of pre-development and development costs incurred in connection with Properties owned by the Borrower or any Subsidiary; (b) to finance acquisitions otherwise permitted under this Agreement; (c) to finance capital expenditures and the repayment of Indebtedness of the Borrower and its Subsidiaries; (d) to finance acquisitions of Equity Interests permitted under this Agreement; and (e) to provide for the general working capital needs of the Parent, the Borrower and the Subsidiaries of the Parent and for other general corporate purposes of the Parent, the Borrower and the Subsidiaries of the Parent. The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans. The Borrower shall not, and shall not

- 69 - permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Section 8.9. Environmental Matters. The Borrower shall, and shall cause each Subsidiary of the Borrower to, comply with all Environmental Laws the failure to comply with which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower shall comply, and shall cause each Subsidiary of the Borrower to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary of the Borrower to use, commercially reasonable efforts to cause all other Persons occupying the Properties to comply, with all Environmental Laws to the extent the failure to so comply could reasonably be expected to cause a Material Adverse Effect. The Borrower shall, and shall cause each Subsidiary of the Borrower to, promptly take all actions and pay or arrange for the payment of all costs necessary for it and for its Properties to comply in all material respects with all Environmental Laws and all Governmental Approvals, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as and to the extent required under Environmental Laws, to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each Subsidiary of the Borrower to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws to the extent any such lien could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender. Section 8.10. Further Assurances. At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary of the Borrower to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents. Section 8.11. Material Contracts. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary of the Borrower to, duly and punctually perform and comply in all material respects with any and all representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary of the Borrower to, do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts. Section 8.12. Guarantors. (a) Within twenty (20) Business Days of any Person becoming a Material Subsidiary (other than an Excluded Subsidiary) after the Agreement Date, the Parent and the Borrower shall deliver to the Administrative Agent each of the following in form and substance reasonably satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary and (ii) the items that would have been delivered under subsections (iv) through (viii), and (xiv) of Section 6.1.(a) if such Subsidiary had been a Material Subsidiary on the Agreement Date; provided, however, promptly (and in

- 70 - any event within twenty (20) Business Days) upon any Excluded Subsidiary ceasing to be an Excluded Subsidiary, such Subsidiary shall comply with the provisions of this Section. (b) The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor (other than the Parent) from the Guaranty so long as: (i) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.; (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not expressly prohibited under the Loan Documents; and (iv) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. ARTICLE IX. INFORMATION For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.7., the Parent and the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders: Section 9.1. Quarterly Financial Statements. As soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than forty-five (45) days after the end of each of the first, second and third fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated income statement and statement of cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer or chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Section 9.2. Year-End Statements. As soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than ninety (90) days after the end of each fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated income statement and statement of cash flows and statement of stockholders’ equity of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief executive officer or chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial

- 71 - position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, whose report shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Parent to deliver such financial statements and report thereon to the Administrative Agent and the Lenders pursuant to this Agreement. Section 9.3. Compliance Certificate. At the time the financial statements are furnished pursuant to Sections 9.1. and 9.2., a certificate substantially in the form of Exhibit K (a “Compliance Certificate”) executed on behalf of the Borrower by the chief financial officer of the Parent (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 10.1.; (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Loan Parties with respect to such event, condition or failure; (c) a statement of Funds From Operations for such quarterly accounting period or fiscal year, as the case may be; and (d) a report of newly acquired Properties of the Borrower and the Subsidiaries of the Borrower, including, with respect to each Property, the Net Operating Income, purchase price and Mortgage debt, if any. Section 9.4. Other Information. (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Parent’s Board of Directors by its independent public accountants including, without limitation, any management report; (b) Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary of the Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; (c) Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any Subsidiary of the Borrower or any other Loan Party; (d) No later than thirty (30) days before the end of each fiscal year of the Parent ending prior to the Revolving Termination Date, projected balance sheets, operating statements, profit and loss projections and cash flow budgets of the Borrower and its Subsidiaries on a consolidated basis for each quarter of the next succeeding fiscal year, all itemized in reasonable detail; (e) If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

- 72 - (f) To the extent the Borrower has knowledge of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating to, or affecting, the Borrower, any other Loan Party or any Subsidiary of the Borrower or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Borrower are being audited; (g) A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Parent, the Borrower, any other Loan Party within twenty (20) Business Days after the approval thereof by the General Partner or Manager thereof, or if later, the effectiveness thereof; (h) Prompt notice of (i) any change in the executive senior management of the Parent (ii) any material change in the overall business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Parent or (iii) the occurrence of any other event which, in the case of any of the immediately preceding clauses (i) through (iii), has had, or could reasonably be expected to have, a Material Adverse Effect; (i) Promptly after a Responsible Officer of Borrower has knowledge thereof, notice of the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a material default or event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Parent under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound; (j) [RESERVED]; (k) Prompt notice of any order, judgment or decree in excess of $10,000,000 having been entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Borrower or any of their respective properties or assets; (l) Within thirty (30) days after a Responsible Officer has knowledge thereof, any written notification of a material violation of any Applicable Law shall have been received by the Borrower or any other Loan Party from any Governmental Authority which violation, if proven, could reasonably be expected to cause a Material Adverse Effect; (m) Prompt notice of the acquisition, incorporation or other creation of any Material Subsidiary of the Borrower, the purpose for such Subsidiary, the nature of the assets and liabilities thereof and whether such Subsidiary is a Wholly Owned Subsidiary of the Borrower; (n) Promptly upon the request of the Administrative Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent; (o) Promptly, upon any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect; (p) Promptly, upon each request, such information identifying the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Parent as a Lender may reasonably request in order to comply with the Patriot Act;

- 73 - (q) Promptly, and in any event within ten (10) Business Days after a Responsible Officer of the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following: (i) the Borrower or any other Loan Party shall receive written notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Borrower or any other Loan Party shall receive written notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of, noncompliance with or liability under any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Parent shall receive any notice from a Governmental Authority alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; and the matters covered by notices referred to in any of the immediately preceding clauses (i) through (iii), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (r) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any other Loan Party or any other Subsidiary of the Borrower as the Administrative Agent or any Lender may reasonably request. Section 9.5. Electronic Delivery of Certain Information. (a) Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Administrative Agent, the Parent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or any Issuing Bank) pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent, the Parent and the Borrower that it cannot or does not want to receive electronic communications, (iii) notices of Default or Event of Default. The Administrative Agent, the Parent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent, the Parent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent, the Parent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 11:00 a.m. Central time on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Parent or the Borrower shall be required to provide paper copies of the certificate required by Section 9.3. to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent. Except for the certificates required by Section 9.3., the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents. (b) Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Parent and the Borrower by the Administrative Agent.

- 74 - Section 9.6. Public/Private Information. The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Any information or materials delivered pursuant to the Loan Documents will be considered Public Information if they are filed by the Parent with the SEC and are publicly available or are posted on the Parent’s website. All other such information and materials will be considered Private Information unless otherwise indicated in writing by Borrower. Section 9.7. Patriot Act Notice; Compliance. The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as agent for all Lenders hereunder) may from time to time request, and the Borrower shall, and shall cause the other Loan Parties to, provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product. ARTICLE X. NEGATIVE COVENANTS For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.7., the Parent and the Borrower shall comply with the following covenants: Section 10.1. Financial Covenants. (a) Maximum Leverage Ratio. The Borrower shall not permit the ratio of (i) Total Indebtedness of the Borrower and its Subsidiaries to (ii) Total Asset Value of the Borrower and its Subsidiaries to exceed 0.60 to 1.00 at any time. (b) Minimum Interest Coverage Ratio. The Borrower shall not permit the ratio of (i) Adjusted EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters most recently ending to (ii) Interest Expense of the Borrower and its Subsidiaries for such period, to be less than 2.00 to 1.00 as of the last day of such period. (c) Ratio of Adjusted EBITDA to Fixed Charges. The Borrower shall not permit the ratio of (i) Adjusted EBITDA of the Borrower and its Subsidiaries for any period of four consecutive fiscal quarters most recently ending to (ii) Fixed Charges of the Borrower and its Subsidiaries for such period, to be less than 1.30 to 1.00 as of the last day of such period. (d) Ratio of Unsecured Indebtedness to Unencumbered Asset Value. The Borrower shall not permit the ratio of (i) Unsecured Indebtedness of the Borrower and its Subsidiaries to (ii) the Unencumbered Asset Value to exceed 0.60 to 1.00 at any time. (e) Unencumbered Pool Debt Service Coverage. The Borrower shall not permit the ratio of (i) Unencumbered NOI of the Borrower and its Subsidiaries for any period of four consecutive fiscal quarters most recently ended to (ii) Unencumbered Pool Debt Service of the Borrower and Subsidiaries for such period to be less than 1.50 as of the last day of such period.

- 75 - (f) Minimum Tangible Net Worth. The Borrower shall not permit Tangible Net Worth of the Parent and its Subsidiaries at any time to be less than (i) $542,100,000 plus (ii) 80% of the Net Proceeds of all Equity Issuances effected at any time after March 31, 2014 by the Parent or any of its Subsidiaries to any Person other than the Parent, the Borrower, or any of the Parent’s Wholly Owned Subsidiaries. (g) Unencumbered Asset Value. The Borrower shall not permit: (i) the weighted average aggregate Occupancy Rate (weighted on the basis of aggregate square footage) of all Properties included in the Unencumbered Asset Value to be less than 80% at any time; provided that, the Borrower may, at any time, designate (by written notice to the Administrative Agent) any Property to be excluded from the group of Properties included in the calculation of the Unencumbered Asset Value (i) so long as (x) immediately before and after giving effect to such designation, the Borrower shall be in compliance with subclauses (ii), (iii) and (iv) of this clause (g) immediately after giving effect thereto and no Default or Event of Default (other than a Default or Event of Default related solely to this clause (i)) shall have occurred and be continuing and (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the covenants set forth in Section 10.1. on a pro forma basis in accordance with Section 1.4. (and upon the reasonable request of the Administrative Agent the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance); (ii) the Unencumbered Asset Value attributable to any single Property to exceed 40% of the aggregate Unencumbered Asset Value at any time; provided, however, that any such excess shall be excluded from the calculation of Unencumbered Asset Value but existence of such excess shall not otherwise constitute a breach under this Section 10.1.(g)(ii); (iii) there to be less than twelve (12) Properties included in the Unencumbered Asset Value at any time; or (iv) the Unencumbered Asset Value to be less than $200,000,000 at any time. Subject to the requirements set forth in the preceding provisions of this subsection (g), the Borrower may, at any time, designate (by written notice to the Administrative Agent) any Eligible Property to be included in or excluded from the group of Eligible Properties included in the calculation of Unencumbered Asset Value so long as (i) immediately before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the covenants set forth in Section 10.1. on a pro forma basis in accordance with Section 1.4. (and upon the reasonable request of the Administrative Agent the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance). (h) Adjusted Total Asset Value. The Borrower shall not permit the aggregate Adjusted Total Asset Value attributable to assets directly or indirectly owned by the Borrower and the Guarantors to be less than 90% of the Adjusted Total Asset Value at any time. (i) Restricted Payments after Certain Defaults, Acceleration. If a Default or Event of Default specified in Section 11.1.(a), Section 11.1.(f) or Section 11.1.(g) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 11.2.(a), the Borrower shall not make any Restricted Payments and shall not permit any Subsidiary of the Borrower to make any Restricted Payments to any Person other than to the Borrower.

- 76 - (j) Secured Recourse Indebtedness. The Borrower shall not permit the aggregate outstanding principal amount of Secured Recourse Indebtedness of the Borrower and the other Loan Parties to exceed 20% of Total Asset Value at any time. Section 10.2. Liens; Negative Pledge. (a) The Borrower shall not, and shall not permit any Subsidiary of the Borrower (other than an Excluded Subsidiary) to, create, assume, or incur any Lien (other than Permitted Liens, the Permitted Ground Lease Encumbrance and Liens securing Indebtedness not prohibited under the Loan Documents) upon any of its material properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1. (b) The Borrower shall not, and shall not permit any Subsidiary of the Borrower (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Borrower or any Subsidiary of the Borrower is not prohibited from creating, incurring, assuming, or permitting or suffering to exist under this Agreement, (y) which Indebtedness is secured by a Lien not prohibited under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; or (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale. Section 10.3. Restrictions on Intercompany Transfers. The Borrower shall not, and shall not permit any Subsidiary of the Borrower (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Parent, the Borrower or any Subsidiary of the Borrower; (b) pay any Indebtedness owed to the Parent, the Borrower or any Subsidiary of the Borrower; (c) make loans or advances to the Parent, the Borrower or any Subsidiary of the Parent; or (d) transfer any of its property or assets to the Parent, the Borrower or any Subsidiary of the Parent; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in any Loan Document or, (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business. Section 10.4. Merger, Consolidation, Sales of Assets and Other Arrangements. The Borrower shall not, and shall not permit any Subsidiary of the Borrower (other than an Excluded Subsidiary) to, (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire the assets of, or make an Investment in, any other Person, in each case under this clause (d) in a Substantial Amount; provided, however, that: (i) any Subsidiary of the Parent may merge with a Loan Party so long as such Loan Party is the survivor;

- 77 - (ii) any Subsidiary of the Parent may sell, transfer or dispose of its assets to a Loan Party; (iii) any Subsidiary of the Parent (other than the Borrower) may convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, and may thereafter liquidate, provided that immediately prior to any such conveyance, sale, transfer, disposition or liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; (iv) any Loan Party and any other Subsidiary may, directly or indirectly, (A) acquire (whether by purchase, acquisition of Equity Interests of a Person, or as a result of a merger or consolidation) a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person and (B) sell, lease or otherwise transfer, whether by one or a series of transactions, a Substantial Amount of assets (including capital stock or other securities of Subsidiaries) to any other Person, so long as, in each case, (1) the Borrower shall have given the Administrative Agent and the Lenders at least thirty (30) days prior written notice of such consolidation, merger, acquisition, Investment, sale, lease or other transfer; (2) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a breach of Section 10.1.; (3) in the case of a consolidation or merger involving the Parent or the Borrower, the Parent or the Borrower, as applicable, shall be the survivor thereof and (4) at the time the Borrower gives notice pursuant to clause (1) of this subsection, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Borrower or the Parent, as applicable, with the financial covenants contained in Section 10.1., after giving effect to such consolidation, merger, acquisition, Investment, sale, lease or other transfer; and (v) the Borrower, the other Loan Parties and the other Subsidiaries of the Borrower may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business. Section 10.5. Plans. The Borrower shall not, and shall not permit any Loan Party or any other Subsidiary of the Borrower to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Section 10.6. Fiscal Year. The Parent and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary of the Borrower to, change its fiscal year from that in effect as of the Agreement Date. Section 10.7. Modifications of Organizational Documents and Material Contracts. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary of the Borrower to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) is materially adverse to the interest of the Administrative Agent, the Issuing Banks or the Lenders, in each

- 78 - case in their role as such, or (b) could reasonably be expected to have a Material Adverse Effect. The Borrower shall not enter into, and shall not permit any other Loan Party or any other Subsidiary of the Borrower to enter into, any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect or default in the performance of any obligations of the Borrower, any other Loan Party or any other Subsidiary of the Borrower in any Material Contract or permit any Material Contract to be canceled or terminated prior to its stated maturity if such default or cancellation could reasonably be expected to cause a Material Adverse Effect. Section 10.8. Subordinated Debt Prepayments; Amendments. Except as provided in Sections 10.1.(j) and 11.1.(q), the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, prepay any principal of, or accrued interest on, any Subordinated Debt or otherwise make any voluntary or optional payment with respect to any principal of, or accrued interest on, any Subordinated Debt prior to the originally scheduled due date thereof or otherwise redeem or acquire for value any Subordinated Debt. Further, the Parent and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary of the Parent to, amend or modify, or permit the amendment or modification of, any agreement or instrument evidencing any Subordinated Debt where such amendment or modification provides for the following or which has any of the following effects: (a) increases the rate of interest accruing on such Subordinated Debt; (b) increases the amount of any scheduled installment of principal or interest, or shortens the date on which any such installment or principal or interest becomes due; (c) shortens the final maturity date of such Subordinated Debt; (d) increases the principal amount of such Subordinated Debt; (e) amends any financial or other covenant contained in any document or instrument evidencing any Subordinated Debt in a manner which is more onerous to the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to improve its financial performance; (f) provides for the payment of additional material fees or the increase in existing fees; and/or (g) otherwise could reasonably be expected to be materially adverse to the interests of the Administrative Agent or the Lenders. Section 10.9. Transactions with Affiliates. The Borrower shall not permit to exist or enter into, and shall not permit any Subsidiary of the Borrower to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, other than the Borrower or a Wholly Owned Subsidiary of the Borrower, except (a) as set forth on Schedule 7.1.(r), (b) compensation, bonus and benefit arrangements with employees and officers, directors and trustees as permitted by Applicable Law, and (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, or such Subsidiary of the Borrower and upon fair and reasonable terms which are no less favorable to the Borrower, or such Subsidiary of the Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on such Schedule 7.1.(r) if a Default or Event of Default exists or would result therefrom.

- 79 - Section 10.10. Environmental Matters. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in material violation of any Environmental Law or in a manner that could reasonably be expected to lead to a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender. Section 10.11. Derivatives Contracts. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into by the Borrower or any such Subsidiary of the Borrower in the ordinary course of business and which establish a hedge that hedges interest rate risk in respect of specific Indebtedness of the Borrower or such Subsidiary of the Borrower, as applicable. ARTICLE XI. DEFAULT Section 11.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority: (a) Default in Payment. The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Loans or any Reimbursement Obligation, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party, as applicable, under any Loan Document to which it is a party and, in the case of interest or any payment Obligation other than principal of any Loan prior to the Revolving Termination Date only, such failure shall continue for a period of five (5) days after the due date thereof. (b) Default in Performance. (i) Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 10.1. and such failure shall continue for a period of ten (10) days; or (ii) Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which a Responsible Officer of the Parent or the Borrower obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent; or (iii) Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement set forth in Section 8.9. or 10.10. of this Agreement and in the case of this subsection (b)(iii) only, such failure shall continue for a period of sixty (60) days after the date upon which the Borrower has received written notice of such failure from the Administrative

- 80 - Agent; provided, that in the event such failure is susceptible of cure but is not cured within said sixty (60) days, so long as the Borrower or Subsidiary of Borrower is diligently and continuously pursuing such cure, as evidenced to Administrative Agent’s reasonable satisfaction, such cure period shall be extended for an additional one hundred twenty (120) days. (c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other document, certificate or financial statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent, any Issuing Bank or any Lender in connection with the Loan Documents, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made. (d) Indebtedness Cross-Default. (i) The Borrower, any other Loan Party or any other Subsidiary of the Borrower shall default, after any applicable notice and cure period, in the payment of principal or interest in respect of any Indebtedness (other than (x) the Loans and Reimbursement Obligations and (y) Nonrecourse Indebtedness) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value), in each case individually or in the aggregate with all other Indebtedness as to which such a default exists, of $10,000,000 or more (“Material Indebtedness”); or (ii) (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof, in either case, as a result of an event of default other than one described in subsection (i) of this Section 11.1.(d); or (iii) There occurs an “Event of Default” under and as defined in any Specified Derivatives Contract as to which the Borrower or any Subsidiary of the Borrower is a “Defaulting Party” (as defined therein), as a result of which there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Borrower or any of its Subsidiaries is an “Affected Party” (as defined therein), in each case individually or in the aggregate with all other Specified Derivative Contracts as to which such Events of Default have occurred and are continuing, equals $10,000,000 or more; or (iv) The Borrower, any other Loan Party or any other Subsidiary of the Borrower shall default, after any applicable notice and cure period, in the payment of principal or interest in respect of any Nonrecourse Indebtedness having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value), in each case individually or in the aggregate with all other Indebtedness as to which such a default exists, of $50,000,000 or more. (e) Voluntary Bankruptcy Proceeding. (x) The Borrower, any other Loan Party or any Material Subsidiary of the Borrower shall: (i) commence a voluntary case under the Bankruptcy Code or

- 81 - other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; or (vi) make a general assignment for the benefit of creditors; or (y) the board of directors (or similar governing body) of the Borrower, any other Loan Party or any Material Subsidiary of the Borrower or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this clause (e). (f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any Material Subsidiary of the Borrower in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered. (g) Revocation of Loan Documents. Any Loan Party shall (or shall attempt in writing to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof). (h) Judgment. A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Borrower, any other Loan Party, or any other Material Subsidiary of the Borrower by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate or other judicial proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against the Loan Parties and the Material Subsidiaries of the Borrower, $10,000,000 or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect. (i) Attachment. A non-appealable warrant, writ of attachment, execution or similar process shall be issued by a court of competent jurisdiction against any property of the Borrower, any other Loan Party or any other Material Subsidiary of the Borrower, which exceeds, individually or together with all other such warrants, writs, executions and processes, $10,000,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of thirty (30) days. (j) ERISA.

- 82 - (i) Any ERISA Event shall have occurred that results or could reasonably be expected to result in a Material Adverse Effect. (ii) The “benefit obligation” of all Plans, to the extent the Borrower is liable therefor, exceeds the “fair market value of plan assets” for such Plans by an amount, which if paid out by the Borrower, could reasonably be expected to cause a Material Adverse Effect. (k) Material Adverse Effect. There shall occur a Material Adverse Effect with respect to any Loan Party, as determined by the Administrative Agent in its sole discretion exercised in good faith. (l) Change of Control/Change in Management. (i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than members of the Saul Family, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25.0% of the total voting power of the then outstanding voting stock of the Parent; (ii) During any period of twelve (12) consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved but excluding any director whose initial nomination for, or assumption of office as, a director occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) cease for any reason other than the death or incapacity of a director to constitute a majority of the Board of Directors of the Parent then in office; (iii) The Parent shall cease to own and control, directly or indirectly, at least 51% of the outstanding Equity Interests of the Borrower; or (iv) The Parent or a Wholly Owned Subsidiary of the Parent shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower. (m) Unencumbered Properties. The Borrower, any Loan Party or any Subsidiary of the Borrower shall grant, consent to or permit a Lien (other than a Permitted Lien) in respect of, or otherwise encumber, or shall sell, convey or otherwise transfer any Property included in the calculation of Unencumbered Asset Value or any portion thereof (except with respect to any such sale, conveyance or other transfer permitted pursuant to the terms of Sections 8.3., 8.4. or 10.4.) without the prior written consent of the Administrative Agent. (n) REIT Status. The Parent shall fail to maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

- 83 - (o) Listing of Shares. The Parent shall fail to maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System. (p) Investments. The Parent, the Borrower or any Subsidiary of the Borrower shall make an Investment in or otherwise own the following items and the effect thereof is to cause the aggregate value of such holdings of such Person in such assets to exceed such percentages set forth below of Total Asset Value of the Borrower and its Subsidiaries, at any time (and such condition continues for a period of ten (10) days): (i) Investments in Unconsolidated Affiliates, such that the aggregate value of all such Investments (such value to be equal to the lesser of (I) the purchase price paid for such Investment and (II) the Fair Market Value of such Investment) in Unconsolidated Affiliates exceeds 10.0% of Total Asset Value of the Borrower and its Subsidiaries; (ii) Mortgage Receivables in favor of the Borrower, any other Loan Party or any Subsidiary of the Borrower, such that the aggregate book value of any such Mortgage Receivable exceeds 10.0% of Total Asset Value of the Borrower and its Subsidiaries; (iii) Development Properties, such that the value of any such Development Property (such value to be equal to the aggregate amount of all costs incurred and paid by the Borrower or the applicable Subsidiary of the Borrower in connection therewith to date) exceeds 20.0% of Total Asset Value of the Borrower and its Subsidiaries; (iv) Unimproved Land (which shall not include (x) any Development Property or (y) Unimproved Land acquired within the prior twelve (12) months that will become a Development Property within twelve (12) months of its acquisition) such that the aggregate book value of all such Unimproved Land (such value to be equal to the lesser of (I) the purchase price paid for such acquisition and (II) the Fair Market Value of such real estate) exceeds 10.0% of Total Asset Value of the Borrower and its Subsidiaries; or (v) Investments of the type subject to limitation under the foregoing clauses (i), (ii), (iii) and (iv) in excess of 25% of Total Asset Value of the Borrower and its Subsidiaries. (q) Dividends and Other Restricted Payments. The Parent, the Borrower or any Subsidiary of the Borrower shall declare or make any Restricted Payment, other than any of the following Restricted Payments so long as no Default or Event of Default would result therefrom (and such declaration or payment of the Restricted Payment has not been rescinded, returned, unwound or otherwise cancelled for a period of ten (10) days): (i) the Borrower may pay cash dividends or distributions to the Parent and other holders of partnership interests in the Borrower with respect to any fiscal year ending during the term of this Agreement to the extent necessary for the Parent to distribute, and the Parent may so distribute, cash dividends to its shareholders in an aggregate amount not to exceed the greater of (a) the amount required to be distributed for the Parent to remain qualified as a REIT for federal income tax purposes, or (b) 90% of Funds From Operations; (ii) the Borrower may pay cash dividends or distributions to the Parent and other holders of partnership interests in the Borrower with respect to any fiscal year ending during the term of this Agreement to the extent necessary for the Parent to distribute, and the Parent

- 84 - may so distribute cash distributions to its shareholders of capital gains resulting from gains from certain asset sales to the extent necessary to avoid payment of taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Internal Revenue Code; (iii) a Subsidiary that is not a Wholly Owned Subsidiary may make cash distributions (ratably in accordance with the percentage of Equity Interests held) to holders of Equity Interests issued by such Subsidiary; and (iv) Subsidiaries may pay Restricted Payments to the Borrower or any other Loan Party; provided, however, and subject to the provisions of Section 10.1.(j), if a Default or Event of Default exists, the Borrower may only declare and make cash distributions to the Parent and other holders of partnership interests in the Borrower with respect to any fiscal year to the extent necessary for the Parent to distribute, and the Parent may so distribute, an aggregate amount not to exceed the minimum amount necessary for the Parent to remain qualified as a REIT for federal income tax purposes). Section 11.2. Remedies Upon Event of Default. Upon the occurrence of an Event of Default the following provisions shall apply: (a) Acceleration; Termination of Facilities. (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1.(e) or 11.1.(f), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Parent and the Borrower, each on behalf of itself and the other Loan Parties, and (2) the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder, shall all immediately and automatically terminate. (ii) Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Parent and the Borrower, each on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder.

- 85 - (b) Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents. (c) Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law. (d) Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex included in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract. For the avoidance of doubt, none of the events or remedies described above shall by itself constitute a Default or Event of Default hereunder. Section 11.3. Remedies Upon Default. Upon the occurrence of an Event of Default specified in Section 11.1.(f), the Commitments shall immediately and automatically terminate. Section 11.4. Marshaling; Payments Set Aside. None of the Administrative Agent, any Issuing Bank, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Issuing Bank, any Lender or any Specified Derivatives Provider, or the Administrative Agent, any Issuing Bank, any Lender or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Guaranteed Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Section 11.5. Allocation of Proceeds. If an Event of Default exists, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

- 86 - (a) amounts due to the Administrative Agent, the Issuing Banks and the Lenders in respect of expenses due under Section 13.2. until paid in full, and then Fees; (b) payments of interest on Swingline Loans; (c) payments of interest on all other Loans and Reimbursement Obligations to be applied for the ratable benefit of the Lenders and the Issuing Banks; (d) payments of principal of Swingline Loans; (e) payments of principal of all other Loans, Reimbursement Obligations and other Letter of Credit Liabilities, to be applied for the ratable benefit of the Lenders and the Issuing Banks, in such order and priority as the Lenders and the Issuing Banks, may determine in their sole discretion; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account; (f) amounts due to the Administrative Agent and the Lenders pursuant to Sections 12.6. and 13.10.; (g) payments of all other Obligations and other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and (h) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto. Section 11.6. Letter of Credit Collateral Account. (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the applicable Issuing Bank as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section. (b) Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility

- 87 - for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account. (c) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the applicable Issuing Bank for the payment made by such Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment. (d) If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders shall, in its further discretion), at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 11.5. (e) So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within ten (10) Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account. (f) The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein. Section 11.7. Rescission of Acceleration by Requisite Lenders. If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied. Section 11.8. Rights Cumulative. (a) Generally. The rights and remedies of the Administrative Agent, the Issuing Banks, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective

- 88 - rights and remedies the Administrative Agent, the Issuing Banks, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, any of the Issuing Banks, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right. (b) Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XI. for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swingline Lender, as the case may be) hereunder or under the other Loan Documents, (iii) any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit under any Specified Derivatives Contract, (iv) any Lender from exercising setoff rights in accordance with Section 13.3. (subject to the terms of Section 3.3.), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XI. and (y) in addition to the matters set forth in clauses (ii), (iv) and (v) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders. ARTICLE XII. THE ADMINISTRATIVE AGENT Section 12.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent,” “Administrative Agent,” “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX. that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will

- 89 - furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders. Section 12.2. Wells Fargo as Lender. Wells Fargo, as a Lender or as a Specified Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to any other Issuing Banks, other Lenders, or any other Specified Derivatives Providers. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or any Specified Derivatives Contract, or otherwise without having to account for the same to the other Issuing Banks, the other Lenders or any other Specified Derivatives Providers. The Issuing Banks and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. Section 12.3. Approvals of Lenders. All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information

- 90 - provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination. Section 12.4. Notice of Events of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default.” Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders. Section 12.5. Administrative Agent’s Reliance. Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender, any Issuing Bank or any other Person, or shall be responsible to any Lender, any Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender or any Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders, the Issuing Banks and the Specified Derivatives Providers in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or

- 91 - attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. Section 12.6. Indemnification of Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment. Section 12.7. Lender Credit Decision, Etc. Each of the Lenders and each of the Issuing Banks expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Issuing Bank or any Lender. Each of the Lenders and each of the Issuing Banks acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Issuing Bank, any other

- 92 - Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders and each of the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender, any other Issuing Bank, or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each of the Lenders and each of the Issuing Banks acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or any Issuing Bank. Section 12.8. Successor Administrative Agent. The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender and each Issuing Bank directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and Issuing Banks so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or Issuing Bank were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Any resignation by

- 93 - an Administrative Agent shall also constitute the resignation as an Issuing Bank and as the Swingline Lender by the Lender then acting as Administrative Agent (the “Resigning Lender”). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) the Resigning Lender shall be discharged from all duties and obligations of an Issuing Bank and the Swingline Lender hereunder and under the other Loan Documents and (ii) the successor Administrative Agent shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning Lender as Issuing Bank outstanding at the time of such succession (which letters of credit issued in substitutions shall be deemed to be Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning Lender to effectively assume the obligations of the Resigning Lender with respect to such Letters of Credit. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice. Section 12.9. Titled Agents. Each of the Arranger and the Syndication Agent (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Issuing Bank, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled. Section 12.10. Specified Derivatives Contracts. No Specified Derivatives Provider that obtains the benefits of Section 11.5. by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Contracts unless the Administrative Agent has received written notice of such Specified Derivatives Contracts, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider. ARTICLE XIII. MISCELLANEOUS Section 13.1. Notices. Unless otherwise provided herein (including without limitation as provided in Section 9.5.), communications provided for hereunder shall be in writing and shall be mailed or delivered as follows: If to the Borrower: Saul Holdings Limited Partnership 7501 Wisconsin Avenue Suite 1500 E

- 94 - Bethesda, MD 20814-6522 Attn: Scott V. Schneider, Chief Financial Officer Telephone Number: (301) 986-6220 Email: scott.schneider@saulcenters.com With a copy to: Debra Stencel General Counsel B. F. Saul Company 7501 Wisconsin Avenue Suite 1500 E Bethesda, Maryland 20814-6522 Telephone Number: (301) 986-6083 Email: debra.stencel@bfsaulco.com And a copy to: Jeffrey Grill and Eric Green Pillsbury Winthrop Shaw Pittman 2300 N Street, N.W. Washington, D.C. 20037 Telephone Number: (202) 663-9022 Email: Jeffrey.grill@pillsburylaw.com and eric.green@pillsburylaw.com If to the Administrative Agent: Wells Fargo Bank, National Association 10 South Wacker Drive, 32nd Floor Chicago, IL 60606 Attn: Sam Supple, REIT Finance Group Telephone Number: (312) 269-4817 Email: sam.supple@wellsfargo.com with a copy to: Wells Fargo Bank, N.A. Commercial Real Estate Portfolio Services 1750 H Street, N.W., Suite 400 Washington, DC 20006 Attn: Loan Administration Manager Telephone Number: (202) 303-3020 If to the Administrative Agent under Article II.: Wells Fargo Bank, National Association Minneapolis Loan Center MAC N9303-110 608 Second Avenue S., 11th Floor Minneapolis, Minnesota 55402-1916 Attn: Disbursement Administrator

- 95 - Telephone Number: (612) 667-4507 If to Wells Fargo Bank, National Association as Issuing Bank: Wells Fargo Bank, National Association 401 Linden Street Winston-Salem, North Carolina 27101 Attn: Standby Letter of Credit Department Telephone Number: (800) 776-3862 Email: sblc-new@wellsfargo.com Include reference to Letter of Credit Number If to any other Lender or Issuing Bank: To such Lender’s or Issuing Bank’s address or telecopy number or email address as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or an Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) Business Days after the deposit in the United States Postal Service certified mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Banks and the Lenders at the addresses specified; (ii) if emailed, upon the next Business Day, provided that such notice is delivered by overnight courier on the next Business Day following such emailed confirmation; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 9.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, any Issuing Bank or any Lender under Article II. shall be effective only when actually received. None of the Administrative Agent, any Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Banks or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, such Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person. Section 13.2. Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Administrative Agent, the Issuing Banks and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective

- 96 - counsel (including the allocated fees and expenses of in-house counsel, to the extent in substitution for, and not in duplication of, outside counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents; provided, however, that the Borrower shall not be required to pay the expenses of more than one counsel to the Administrative Agent and one separate counsel for the Lenders (in addition to the expenses for any local or special counsel) in connection with such enforcement or preservation unless the Lenders reasonably determine that joint representation is not appropriate under the circumstances, (c) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Banks and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, any Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, such Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1.(e) or 11.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding; provided, however, that the Borrower shall not be required to pay the expenses of more than one counsel to the Administrative Agent and one separate counsel for the Lenders (in addition to the expenses for any local or special counsel) in connection with such enforcement or preservation unless the Lenders reasonably determine that joint representation is not appropriate under the circumstances. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder. Section 13.3. Stamp, Intangible and Recording Taxes. The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents. Section 13.4. Setoff. Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Issuing Bank, each Lender, each Affiliate of the Administrative Agent, each Issuing Bank or any Lender, at any time or from time to time while an Event of Default is continuing, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of an Issuing Bank, a Lender, an Affiliate of an Issuing Bank or a Lender, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced

- 97 - by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank, such Lender, any Affiliate of the Administrative Agent, such Issuing Bank or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Section 13.5. Litigation; Jurisdiction; Other Matters; Waivers. (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, ANY OF THE ISSUING BANKS OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, ANY OF THE ISSUING BANKS OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS. (b) THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY

- 98 - OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY APPROPRIATE JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY ACTION BROUGHT IN ACCORDANCE WITH THE FIRST SENTENCE OF THIS SUBSECTION (b) OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. (c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT. Section 13.6. Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly set forth herein, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of an assigning Revolving Lender’s Revolving Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in the immediately preceding subsection (A), the aggregate amount of the Revolving Commitment (which for this purpose includes

- 99 - Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $15,000,000 in the case of any assignment of a Revolving Commitment, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $10,000,000 in the case of a Commitment or Revolving Loans, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice, by delivery of a paper copy, or by email, thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not already a Lender with a Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender; and (C) the consent of the Swingline Lender and the Issuing Banks (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment. (iv) Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee (which, other than in connection with an assignment pursuant to Section 5.6., shall not be borne by the Borrower) of $4,500 for each assignment (or $7,500 if the assignor is a Defaulting Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the Assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or

- 100 - any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B). (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person. (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (viii) Assignments by Specified Derivatives Provider. If the assigning Lender (or its Affiliate) is a Specified Derivatives Provider and if after giving effect to such assignment such Lender will hold no further Loans or Revolving Commitments under this Agreement, such Lender shall undertake such assignment only contemporaneously with an assignment by such Lender (or its Affiliate, as the case may be) of all of its Specified Derivatives Contracts to the Assignee or another Lender (or Affiliate thereof). Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4., 13.2. and 13.10. and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.11. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

- 101 - (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation as described in Section 13.6.(d) shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty, in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 5.1., 5.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(g) (it being understood that the documentation required under Section 3.10.(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6. as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.1. or 3.10., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate

- 102 - the provisions of Section 5.6. with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.3. as though it were a Lender. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or entitled to the rights of an assignee hereunder. (f) No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction. (g) USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law. Section 13.7. Amendments and Waivers. (a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Subject to the immediately following subsections (c) and (d), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Revolving Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto). (b) Consent of Lenders Directly Affected. In addition to the foregoing requirements, no amendment, waiver or consent shall, unless in writing, and signed by each of the Lenders directly and adversely affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following: (i) increase the Commitments of any Lender (excluding any increase as a result of an assignment of Commitments permitted under Section 13.6.) or subject any Lender to any additional obligations to lend money or issue or participate in letters of credit without the written consent of such Lender;

- 103 - (ii) reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”; (iii) reduce the amount of any Fees payable to any Lender hereunder without the written consent of such Lender; (iv) modify the definition of “Revolving Termination Date” (except in accordance with Section 2.12.), otherwise postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations, or extend the expiration date of any Letter of Credit beyond the Revolving Termination Date, in each case without the written consent of each Lender; (v) modify the definitions of “Revolving Commitment Percentage” or “Pro Rata Share” or amend or otherwise modify the provisions of Section 3.2., without the written consent of each Lender; (vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section, without the written consent of each Lender; (vii) modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision of this Agreement, without the written consent of each Lender; (viii) release any Guarantor from its obligations under the Guaranty except as contemplated by Section 8.12.(b), without the written consent of each Lender; (ix) waive a Default or Event of Default under Section 11.1.(a), except as provided in Section 11.7.; or (x) amend, or waive the Borrower’s compliance with, Section 2.14., without the written consent of each Lender. (c) Amendment or Waiver by Administrative Agent. The Administrative Agent may, subject to the terms of subsection (b) above, (i) approve any amendment to this Agreement that is administrative in nature or is otherwise determined by the Administrative Agent in good faith not to be material, and (ii) waive any obligation or waive or confirm as cured any default of any Loan Party hereunder or under any of the Loan Documents, to the extent such waiver is determined by the Administrative Agent to be administrative in nature or such obligation or default is not material. (d) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action (but without duplication), shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action (but without

- 104 - duplication), require the written consent of the Swingline Lender. Any amendment, waiver or consent relating to Section 2.2. or the obligations of the Issuing Banks under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action (but without duplication), require the written consent of the Issuing Banks. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Within fifteen (15) Business Days following written request therefor from the Borrower (together with such additional information as the Administrative Agent and the Lenders shall reasonably request in respect thereof), the Administrative Agent and the Lenders shall use commercially reasonable efforts to respond to any request for a waiver, amendment or other modification of the Loan Documentation in respect of any Default or Event of Default, provided that the failure of the Administrative Agent or any Lender to so respond shall not constitute a waiver, amendment or other modification, or release of any claim under any Loan Document, in respect of any such Default or Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. Section 13.8. Nonliability of Administrative Agent and Lenders. The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Banks and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. None of the Administrative Agent, any Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, any Issuing Bank or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. None of the Administrative Agent, any Issuing Bank or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. Section 13.9. Confidentiality. Except as otherwise provided by Applicable Law, the Administrative Agent, each Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with

- 105 - safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives that have a need to know in connection with the transactions contemplated by this Agreement and the other Loan Documents (provided that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed Assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, such Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any such Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by the Administrative Agent, such Issuing Bank or such Lender or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower which source is not actually known by the Administrative Agent, such Issuing Bank or such Lender, as applicable, to be subject to a confidentiality obligation in respect thereof; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent, each Issuing Bank and each Lender may disclose any such confidential information, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, such Issuing Bank or such Lender or in accordance with the generally applicable regulatory compliance policy of the Administrative Agent, such Issuing Bank or such Lender. As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 13.10. Indemnification. (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Issuing Banks, the Lenders, all of the Affiliates of each of the Administrative Agent, any of the Issuing Banks or any of the Lenders, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is

- 106 - specifically covered by Section 3.10. or 5.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent’s, any Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Banks and the Lenders have established the credit facility evidenced hereby in favor of the Borrower pursuant to the Loan Documents; (vi) the fact that the Administrative Agent, the Issuing Banks and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries pursuant to the Loan Documents; (vii) the fact that the Administrative Agent, the Issuing Banks and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Banks or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent, any Issuing Bank or any Lender as a result of conduct of the Borrower, any other Loan Party or any other Subsidiary that violates a sanction administered or enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Banks as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from (x) the gross negligence or willful misconduct of any Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (y) any dispute solely among the Indemnified Parties (other than claims against an Indemnified Party in its capacity as the Administrative Agent) and not arising out of any act or omission of the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Parent or any of their respective Affiliates. (b) The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall promptly notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not otherwise relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 13.10.

- 107 - (c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary. (d) All out-of-pocket fees and expenses of, and all amounts paid to third persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder. (e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party. (f) If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. (g) The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party. References in this Section 13.10. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers. Section 13.11. Termination; Survival. This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been canceled, (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and none of the Issuing Banks is obligated any longer under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent, the Issuing Banks and the Lenders are entitled under the provisions of Sections 3.10., 5.1., 5.4., 12.6., 13.2. and 13.10. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.5., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Banks and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well

- 108 - as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement. Section 13.12. Severability of Provisions. If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents. Section 13.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. Section 13.14. Counterparts. To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Section 13.15. Obligations with Respect to Loan Parties. The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties. Section 13.16. Independence of Covenants. All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is prohibited by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists contrary to such prohibition. Section 13.17. Limitation of Liability. None of the Administrative Agent, any Issuing Bank or any Lender, or any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, any Issuing Bank or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower shall not have any liability with respect to any claim for any

- 109 - special, indirect, incidental, consequential or punitive damages suffered or incurred by the Administrative Agent, any Issuing Bank or any Lender or any of the Administrative Agent’s, any Issuing Bank’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby (other than punitive damages of a third party awarded against any Indemnified Party for which the Borrower may be responsible to the extent covered by Section 13.10.). Section 13.18. Entire Agreement. This Agreement, the Notes, the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. Section 13.19. Construction. The Administrative Agent, each Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, each Issuing Bank, the Borrower and each Lender. Section 13.20. Headings. The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE AGENT AND THE LENDERS SHALL LOOK SOLELY TO THE BORROWER AND THE OTHER LOAN PARTIES FOR THE ENFORCEMENT OF ANY CLAIM AGAINST THE BORROWER AND SUCH LOAN PARTY UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS AND ACCORDINGLY NEITHER THE DIRECTORS, OFFICERS, EMPLOYEES, NOR SHAREHOLDERS OF THE BORROWER OR ANY OTHER LOAN PARTY SHALL HAVE ANY PERSONAL LIABILITY FOR OBLIGATIONS ENTERED INTO BY OR ON BEHALF OF THE BORROWER OR ANY OTHER LOAN PARTY. [Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written. SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., General Partner By: /s/ B. Francis Saul II Name: B. Francis Saul II Title: Chairman and CEO [Signatures Continued on Next Page]

[Signature Page to Amended and Restated Credit Agreement with Saul Holdings Limited Partnership] WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as an Issuing Bank and as a Lender By: /s/ Sam Supple Name: Sam Supple Title: Senior Vice President [Signatures Continued on Next Page]

[Signature Page to Amended and Restated Credit Agreement with Saul Holdings Limited Partnership] JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender and as Syndication Agent By: /s/ Elizabeth Johnson Name: Elizabeth Johnson Title: Authorized Officer [Signatures Continued on Next Page]

[Signature Page to Amended and Restated Credit Agreement with Saul Holdings Limited Partnership] CAPITAL ONE, N.A., as a Lender By: /s/ Paula W. Simon Name: Paula W. Simon Title: Vice President [Signatures Continued on Next Page]

[Signature Page to Amended and Restated Credit Agreement with Saul Holdings Limited Partnership] CITIZENS BANK OF PENNSYLVANIA, as a Lender By: /s/ P. Zach David Name: P. Zach David Title: Senior Vice President

SCHEDULE I Commitments Lender Revolving Commitment Wells Fargo Bank, National Association $100,000,000 JPMorgan Chase Bank, National Association $85,000,000 Capital One, N.A. $60,000,000 Citizens Bank of Pennsylvania $30,000,000 Total $275,000,000

SCHEDULE 1.1. List of Loan Parties 1. 11503 Rockville Pike LLC (DE) 2. 1500 Rockville Pike LLC (DE) 3. Avenel VI, Inc. (MD) 4. Briggs Chaney Plaza, LLC (MD) 5. Kentlands Lot 1, LLC (MD) 6. Rockville Pike Holdings LLC (DE) 7. Saul Subsidiary I Limited Partnership (MD) 8. Saul Subsidiary II Limited Partnership (MD) 9. Smallwood Village Center LLC (DE) 10. Westview Village Center LLC (DE)

SCHEDULE 7.1.(b) Ownership Structure (See attached)

SCHEDULE 7.1.(f) Properties (See attached)

SCHEDULE 7.1.(g) Indebtedness and Guaranties (See attached)

SCHEDULE 7.1.(h) Material Contracts 1. Saul Subsidiary II Limited Partnership promissory note dated October 25, 2013, to State Farm Life Insurance Company (Van Ness construction loan with no outstanding amounts as of the date of the Credit Agreement).

SCHEDULE 7.1.(i) Litigation None.

SCHEDULE 7.1.(r) Affiliate Transactions 1. Shared Services Agreement, dated as of July 1, 2004, between B. F. Saul Company and Saul Centers, Inc., as amended. 2. Corporate headquarters sublease by B. F. Saul Company to Saul Holdings Limited Partnership, as amended.

SCHEDULE 10.2. Certain Permitted Liens A. Saul Holdings Limited Partnership Property Loans: 1. AEGON USA Realty Advisors, Inc: Broadlands Village 2. AEGON USA Realty Advisors, Inc: The Glen 3. AEGON USA Realty Advisors, Inc: Kentlands Square I 4. AEGON USA Realty Advisors, Inc: Olde Forte Village 5. AEGON USA Realty Advisors, Inc: Cranberry Square 6. Aviva: Leesburg Pike 7. Aviva: Avenel Business Park 8. Metropolitan Life Insurance Company: Washington Square 9. Metropolitan Life Insurance Company: Palm Springs Center 10. Metropolitan Life Insurance Company: Jamestown Place 11. Metropolitan Life Insurance Company: Briggs Chaney Marketplace 12. Metropolitan Life Insurance Company: Ashburn Village 13. Nationwide Life Insurance Company: Orchard Park 14. Teachers Insurance and Annuity Association: Boca Valley Plaza 15. Teachers Insurance and Annuity Association: Hunt Club Corners 16. Teachers Insurance and Annuity Association: Lansdowne Town Center 17. Teachers Insurance and Annuity Association: Shops at Monocacy 18. Allstate Life Insurance Company: Boulevard & Shops at Fairfax 19. Allstate Life Insurance Company: Countryside 20. Allstate Life Insurance Company: BJ’s Warehouse 21. Thrivent Financial for Lutherans: Great Falls Center 22. Thrivent Financial for Lutherans: Village Center 23. Wells Fargo: Thruway 24. Principal Life Insurance: Ravenwood 25. Principal Life Insurance: Severna Park 26. Capital One Bank: Metro Pike Center 27. Capital One Bank: Northrock 28. Prudential Life: Clarendon Center 29. Prudential Life: Kentlands Square II 30. Prudential Life: Seven Corners Center 31. Prudential Life: Beacon Center 32. Prudential Life: Seabreeze Plaza B. Saul Subsidiary I Limited Partnership Property Loan 1. John Hancock Real Estate Finance Group: White Oak 2. RiverSource Life: Hampshire Langley C. Saul Subsidiary II Limited Partnership Property Loan 1. State Farm Life: Park Van Ness

D. Other Liens: A number of the properties are subject to restrictions and obligations common to commercial and retail properties that Borrower believes fit within the definition of Permitted Liens, but arise from a variety of sources, such as leases of major tenants, deeds of subdivision and owner’s dedications, building restriction lines set forth in recorded plats, and requirements of local jurisdictions in connection with development of a property. In addition, in one case, a purchase money deed of trust in favor of the Borrower was recorded as a place holder for recordation tax purposes. We also note that the Sears ground lease of a portion of the White Oak property includes a purchase option and a right to encumber the ground leased property.

EXHIBIT A FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _______, 20__ (the “Agreement”) by and among _________________________ (the “Assignor”), _________________________ (the “Assignee”), SAUL HOLDINGS LIMITED PARTNERSHIP (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”). WHEREAS, the Assignor is a Lender under that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time parties thereto, the Issuing Banks from time to time parties thereto, the Administrative Agent, and the other parties thereto; WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Revolving Commitment under the Credit Agreement, all on the terms and conditions set forth herein and therein; and WHEREAS, the [Borrower and the] Administrative Agent consent[s] to such assignment on the terms and conditions set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows: Section 1. Assignment. (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, 20__ (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Revolving Commitment, and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor’s Revolving Note, and the other Loan Documents, representing ______% in respect of the aggregate amount of all Lenders’ Revolving Commitments, including without limitation, a principal amount of outstanding Revolving Loans equal to $_________, all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Loans and all Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment and the obligation to indemnify the Administrative Agent as provided in the Credit Agreement (the foregoing obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The Assignor

A-2 shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date. (b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Administrative Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XII of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any other Loan Party or any other Subsidiary, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any other Loan Party or any other Subsidiary in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Loan Party of any obligation under the Credit Agreement or any other Loan Document. Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower, any other Loan Party or any other Subsidiary or to notify the undersigned of any Default or Event of Default except as expressly provided in the Credit Agreement. The Assignee has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder. Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing the aggregate principal amount outstanding of the Revolving Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby. Section 3. Payments by Assignor. The Assignor agrees to pay to the Administrative Agent on the Assignment Date the administrative fee payable under Section 13.6.(b)(iv) of the Credit Agreement. Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Revolving Commitment under the Credit Agreement immediately prior to the Assignment Date, equal to $____________ and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

A-3 Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) is either (i) not organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes or (ii) has delivered to the Administrative Agent (with an additional copy for the Borrower) such items required under Section 3.10. of the Credit Agreement. Section 6. Recording and Acknowledgment by the Administrative Agent. Following the execution of this Agreement, the Assignor will deliver to the Administrative Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Administrative Agent and (b) the Assignor’s Revolving Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves. Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below: Attention: Telephone No.: Telecopy No.: Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions: Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Administrative Agent and if required, the Borrower, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2. hereof and (c) the payment to the Administrative Agent of the amounts owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Administrative Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in

A-4 this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 13.11 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment. Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement. Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof. Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor. Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof. Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement. [Include this Section only if the Borrower’s consent is required under Section 13.6.(b) of the Credit Agreement] Section 17. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Revolving Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and of interest accruing after the effectiveness of this Assignment with respect to the Assigned Obligations, if any, and to the Revolving Loans made by the Lenders after the date hereof and to receive the Fees accruing after the effectiveness of this Assignment payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the benefit of the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement and surrender to the Administrative Agent of the original Revolving Note by the Assignor and cancellation thereof by the Administrative Agent or other provision in respect thereof in accordance with Section 2.10. of the Credit Agreement, to execute in favor of the Assignee a Revolving Note in an initial amount equal to the Assigned Commitment. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations.

A-5 [Signatures on Following Page]

A-6 IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above. ASSIGNOR: [NAME OF ASSIGNOR] By: ________________________________ Name: ___________________________ Title: ____________________________ Payment Instructions [Bank] [Address] ABA No. : Account No.: Account Name: Reference: ASSIGNEE: [NAME OF ASSIGNEE] By: ________________________________ Name: ___________________________ Title: ____________________________ Payment Instructions [Bank] [Address] ABA No. : Account No.: Account Name: Reference: [Signatures continued on Following Page]

A-7 Agreed and Consented to as of the date first written above. [Include signature of the Borrower only if required under Section 13.6.(c) of the Credit Agreement] BORROWER: SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., its General Partner By: ________________________________ Name: ___________________________ Title: ____________________________ Accepted as of the date first written above. ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: _____________________________ Name: ________________________ Title: _________________________

B-1 EXHIBIT B FORM OF GUARANTY THIS AMENDED AND RESTATED GUARANTY dated as of June 24, 2014 (the “Guaranty”) executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Saul Holdings Limited Partnership (the “Borrower”), the Lenders from time to time parties thereto (the “Lenders”), the Issuing Banks from time to time parties thereto (the “Issuing Banks”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders, the Issuing Banks and the Specified Derivatives Providers (the Administrative Agent, the Lenders, the Issuing Banks and the Specified Derivatives Providers, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”). WHEREAS, the Guarantors are currently party to that certain Guaranty dated as of May 21, 2012 (as amended or otherwise modified immediately prior to the effectiveness of this Agreement, the “Existing Guaranty”) and have agreed to enter into this Guaranty in order to amend and restate the Existing Guaranty in its entirety; WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement; WHEREAS, each Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower; WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent, the Lenders and the Issuing Banks, and to enter into Specified Derivatives Contracts, through their collective efforts; WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent, the Lenders and the Issuing Banks making such financial accommodations available to the Borrower under the Credit Agreement and from the Specified Derivatives Providers entering into Specified Derivatives Contracts and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent, the Lenders and the Issuing Banks and the Borrower’s and/or any Subsidiary’s obligations to the Specified Derivatives Providers on the terms and conditions contained herein; and WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the other Guarantied Parties’ making, and continuing to make, such financial accommodations to the Borrower. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

B-2 Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations” (provided, however, that the definition of “Guarantied Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor)): (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document to which the Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Revolving Loans and Swingline Loans, all Letter of Credit Liabilities, and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender, the Issuing Banks or the Administrative Agent thereunder or in connection therewith; (b) all Specified Derivatives Obligations; (c) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (e) all other Obligations. Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; (c) to make demand of the Borrower, any other Loan Party or any other Person; or (d) to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations. Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof): (a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing; (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or Specified Derivatives Contracts (the “Credit Documents”) or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

B-3 (c) any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations; (d) any settlement or compromise by the Borrower or any other Loan Party of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding; (f) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower or any other Loan Party to recover payments made under this Guaranty; (g) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations; (h) any application of sums paid by the Borrower, any Guarantor or any other Person with respect to the liabilities of the Borrower to the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid; (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment in full in cash or release or termination of the obligations of any Guarantor hereunder by the Guarantied Parties pursuant to the terms of the Credit Agreement). Section 4. Action with Respect to Guarantied Obligations. The Guarantied Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Credit Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect, in the case of each of the foregoing clauses (a) through (e) above, pursuant to the terms of the Credit Agreement and the other Loan Documents.

B-4 Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full mutatis mutandis. Section 6. Covenants. Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Loan Documents. Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, other than demand for payment hereunder, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder. Section 8. Inability to Accelerate Loan. If the Guarantied Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred. Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party, except to the extent such amount is determined, in a final, non- appealable judgment by a court of competent jurisdiction, to have been collected by the Administrative Agent or such other Guarantied Party in violation of the Credit Agreement or other Loan Document. Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

B-5 Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes, subject to Section 3.10. of the Credit Agreement), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required. Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, a Specified Derivatives Provider, or an Issuing Bank subject to receipt of the prior written consent of the Administrative Agent and Requisite Lenders, exercised in their sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank, such Lender or such Specified Derivatives Provider, any affiliate of the Administrative Agent, such Issuing Bank, or such Lender to or for the credit or the account of the Borrower against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full. Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance

B-6 Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions. Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither of the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks. Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. SECTION 17. WAIVER OF JURY TRIAL. (a) EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN SUCH GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY. (b) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE

B-7 BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. (c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY. Section 18. Loan Accounts. The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Credit Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of amounts and other matters set forth therein. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder. Section 19. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy. Section 20. Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until payment in full in cash of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement and all Specified Derivatives Contracts in accordance with their respective terms. Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Credit Agreement and Specified Derivatives Contracts, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 13.9. of the Credit Agreement, each Guarantor hereby consents to the delivery by the Administrative Agent and any other Guarantied Party to any Eligible Assignee or Participant (or any prospective Eligible Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void. Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH

B-8 GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER. Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor, subject to Section 13.7 of the Credit Agreement. Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 1:00 p.m. Central time, on the date one Business Day after demand therefor. Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its address for notices provided for in the Credit Agreement or Specified Derivatives Contracts, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted (with confirmation); or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received. Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty. Section 28. Limitation of Liability. Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Credit Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Credit Documents, or any of the transactions contemplated by thereby. Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 9.5 of the Credit Agreement. Section 30. Definitions. (a) For the purposes of this Guaranty: “Proceeding” means any of the following: (x) any Guarantor shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to

B-9 bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (z); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; or (vi) make a general assignment for the benefit of creditors; (y) the board of directors (or similar governing body) of any Guarantor or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this definition of “Proceeding”; or (z) a case or other proceeding shall be commenced against any Guarantor in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered. (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement. Section 31. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Specified Derivatives Contracts (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guarantied Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Derivatives Contract, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Derivatives Contract or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. [Signatures on Following Page]

B-10 IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above. [GUARANTOR] By: ________________________________ Name: ___________________________ Title: ____________________________ Address for Notices for all Guarantors: c/o SAUL CENTERS, INC. 7501 Wisconsin Ave., Suite 1500 E Bethesda, MD 20814 Attention: Scott V. Schneider Facsimile: (301) 986-6023 Telephone: (301) 986-6022

B-11 ANNEX I FORM OF ACCESSION AGREEMENT THIS ACCESSION AGREEMENT dated as of ____________, ____, executed and delivered by ______________________, a _____________ (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Saul Holdings Limited Partnership (the “Borrower”), the Lenders from time to time parties thereto (the “Lenders”), the Issuing Banks from time to time parties thereto (the “Issuing Banks”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto, for its benefit and the benefit of the Lenders, the Issuing Banks and the Specified Derivatives Providers (the Administrative Agent, the Lenders, the Issuing Banks and the Specified Derivatives Providers, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”). WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement; WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower and/or its Subsidiaries; WHEREAS, New Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower; WHEREAS, the Borrower, the New Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent, the Lenders and the Issuing Banks, and to enter into Specified Derivatives Contracts, through their collective efforts; WHEREAS, New Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent, the Lenders and the Issuing Banks making such financial accommodations available to the Borrower under the Credit Agreement and from the Specified Derivatives Providers entering into Specified Derivatives Contracts and, accordingly, New Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent, the Lenders and the Issuing Banks and the Borrower’s and/or any Subsidiary’s obligations to the Specified Derivatives Providers on the terms and conditions contained herein; and WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows: Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Amended and Restated Guaranty dated as of June 24, 2014 (as amended, restated,

B-12 supplemented or otherwise modified from time to time, the “Guaranty”) made by each of the Guarantors party thereto in favor of the Administrative Agent and the other Guarantied Parties and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby: (a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty); (b) makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty as to itself as a Guarantor and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and (c) consents and agrees to each provision set forth in the Guaranty. SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement. [Signatures on Next Page]

B-13 IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above. [NEW GUARANTOR] By: ________________________________ Name: ___________________________ Title: ____________________________ (CORPORATE SEAL) Address for Notices: c/o SAUL CENTERS, INC. 7501 Wisconsin Ave., Suite 1500 E Bethesda, MD 20814 Attention: Scott V. Schneider Facsimile: (301) 986-6023 Telephone: (301) 986-6022 Accepted: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title:

C-1 EXHIBIT C FORM OF NOTICE OF BORROWING ____________, 20__ Wells Fargo Bank, National Association Minneapolis Loan Center 733 Marquette Avenue, 10th Floor Minneapolis, MN 55402 Attention: ______________ Ladies and Gentlemen: Reference is made to that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Saul Holdings Limited Partnership (the “Borrower”), the Lenders from time to time parties thereto (the “Lenders”), the Issuing Banks from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement. 1. Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $___________________. 2. The Borrower requests that such Revolving Loans be made available to the Borrower on ____________, 20__. 3. The Borrower hereby requests that such Revolving Loans be of the following Type: [Check one box only]  Base Rate Loan  LIBOR Loan, with an initial Interest Period for a duration of: [Check one box only]  one month  two months  three months  six months  other: ____________________ The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.14. would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of any representation or warranty qualified by materiality, in which case such representation and warranty shall be true and correct in all respects)

C-2 with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of any representation or warranty qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not expressly prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article VI. of the Credit Agreement will have been satisfied (or waived in accordance with the terms of the Credit Agreement) at the time such Revolving Loans are made. SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., its General Partner By: ________________________________ Name: ___________________________ Title: ____________________________

D-1 EXHIBIT D FORM OF NOTICE OF CONTINUATION ____________, 20__ Wells Fargo Bank, National Association Minneapolis Loan Center 733 Marquette Avenue, 10th Floor Minneapolis, MN 55402 Attention: ______________ Ladies and Gentlemen: Reference is made to that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Saul Holdings Limited Partnership (the “Borrower”), the Lenders from time to time parties thereto (the “Lenders”), the Issuing Banks from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement. Pursuant to Section 2.8. of the Credit Agreement, the Borrower hereby requests a Continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement: 1. The requested date of such Continuation is ____________, 20__. 2. The aggregate principal amount of the Loans subject to the requested Continuation is $________________________ and the portion of such principal amount as to which such Continuation is requested is $__________________________. 3. The current Interest Period of the Loans subject to such Continuation ends on ________________, 20__. 4. The duration of the Interest Period for the Loans or portion thereof subject to such Continuation is: [Check one box only]  one month  two months  three months  six months [Continued on next page]

D-2 The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist. If notice of the requested Continuation was given previously by telephone, this notice shall be considered the written confirmation of such telephone notice required under Section 2.8. of the Credit Agreement. SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., its General Partner By: ________________________________ Name: ___________________________ Title: ____________________________

E-1 EXHIBIT E FORM OF NOTICE OF CONVERSION ____________, 20__ Wells Fargo Bank, National Association Minneapolis Loan Center 733 Marquette Avenue, 10th Floor Minneapolis, MN 55402 Attention: ______________ Ladies and Gentlemen: Reference is made to that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Saul Holdings Limited Partnership (the “Borrower”), the Lenders from time to time parties thereto (the “Lenders”), the Issuing Banks from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement. Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement: 1. The requested date of such Conversion is ______________, 20__. 2. The Type of Loans to be Converted pursuant hereto is currently: [Check one box only]  Base Rate Loan  LIBOR Loan 3. The aggregate principal amount of the Loans subject to the requested Conversion is $_____________________ and the portion of such principal amount as to which such Conversion is requested is $___________________. 4. The amount of such Loans to be so Converted is to be converted into Loans of the following Type: [Check one box only]  Base Rate Loan  LIBOR Loan, with an initial Interest Period for a duration of:

E-2 [Check one box only]  one month  two months  three months  six months  other: ____________________ The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Default or Event of Default exists or will exist. If notice of the requested Conversion was given previously by telephone, this notice shall be considered the written confirmation of such telephone notice required under Section 2.9. of the Credit Agreement. SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., its General Partner By: ________________________________ Name: ___________________________ Title: ____________________________

F-1 EXHIBIT F FORM OF NOTICE OF SWINGLINE BORROWING ____________, 20___ Wells Fargo Bank, National Association Minneapolis Loan Center 733 Marquette Avenue, 10th Floor Minneapolis, MN 55402 Attention: ______________ Ladies and Gentlemen: Reference is made to that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Saul Holdings Limited Partnership (the “Borrower”), the Lenders from time to time parties thereto (the “Lenders”), the Issuing Banks from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement. 1. Pursuant to Section 2.4(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $___________________. 2. The Borrower requests that such Swingline Loan be made available to the Borrower on ____________, 20___. 3. The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by ____________________. The Borrower hereby certifies to the Administrative Agent, the Swingline Lender and the other Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after the making of such Swingline Loan, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.14. of the Credit Agreement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of any representation or warranty qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of any representation or warranty qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not expressly prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article VI. of the Credit Agreement will have been satisfied (or waived in accordance with the terms of the Credit Agreement) at the time such Swingline Loan is made.

F-2 [Continued on next page]

F-3 If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.3(b) of the Credit Agreement. SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., its General Partner By: ________________________________ Name: ___________________________ Title: ____________________________

G-1 EXHIBIT G FORM OF REVOLVING NOTE $______________ _________, 20__ FOR VALUE RECEIVED, the undersigned, SAUL HOLDINGS LIMITED PARTNERSHIP (the “Borrower”) hereby unconditionally promises to pay to the order of ___________________________ (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to its address at Minneapolis Loan Center of Administrative Agent, 733 Marquette Avenue, 10th Floor, Minneapolis, MN 55402, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement. The Borrower further agrees to pay interest at said office, in Dollars, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement. This Revolving Note is one of the “Revolving Notes” referred to in that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time parties thereto (the “Lenders”), the Issuing Banks from time to time parties thereto, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events. The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights. Time is of the essence for this Note. [This Note is given in replacement of the Revolving Note dated _____ __, 20__, in the original principal amount of $_______ previously delivered to the Lender under the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]1 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. 1 Language to be included in case of an assignment and need to issue a replacement note to an existing Lender, either because such Lender’s Commitment has increased or decreased from what it was initially.

G-2

G-3 IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above. SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., its General Partner By: ________________________________ Name: ___________________________ Title: ____________________________

H-1 EXHIBIT H FORM OF SWINGLINE NOTE $________________ ___________ ___, 20__ FOR VALUE RECEIVED, the undersigned, SAUL HOLDINGS LIMITED PARTNERSHIP (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) to its address at Minneapolis Loan Center of Administrative Agent, 733 Marquette Avenue, 10th Floor, Minneapolis, MN 55402, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of __________________ AND NO/100 DOLLARS ($________________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement. The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Swingline Note (this “Note”), endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans. This Note is the “Swingline Note” referred to in that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time parties thereto (the “Lenders”), the Issuing Banks from time to time parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices. Time is of the essence for this Note.

H-2 IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above. SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., its General Partner By: ________________________________ Name: ___________________________ Title: ____________________________

H-3 SCHEDULE OF SWINGLINE LOANS This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below: Date of Loan Principal Amount of Loan Amount Paid or Prepaid Unpaid Principal Amount Notation Made By

Loan No. 1005595 I-1 EXHIBIT I DISBURSEMENT INSTRUCTION AGREEMENT Borrower: Saul Holdings Limited Partnership Administrative Agent: Wells Fargo Bank, National Association Loan: Loan number 1005595 made pursuant to that certain “Amended and Restated Credit Agreement” dated as of June 24, 2014 between Borrower, Administrative Agent, Wells Fargo Securities, LLC and the Lenders, as amended from time to time Effective Date: [_______], 20[__] Check applicable box: New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan. Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above. This Agreement must be signed by the Borrower and is used for the following purposes: (1) to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter; (2) to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and (3) to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf. Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.” Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement or an email instruction or other written communication (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement). A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives. See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Loan No. 1005595 I-2 Disbursement of Loan Proceeds at Origination/Closing Closing Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”): Individual’s Name Title 1. 2. 3. Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.): N/A If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds. Permitted Wire Transfers: Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Exhibit. All wire instructions must be in the format specified on the Closing Exhibit. Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit) 1. 2. 3. Direct Deposit: Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below. Name on Deposit Account: Wells Fargo Bank, N.A. Deposit Account Number: Further Credit Information/Instructions:

Loan No. 1005595 I-3 Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination Subsequent Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”): Individual’s Name Title 1. 2. 3. Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.): N/A If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds. Permitted Wire Transfers: Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit. Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit) 1. 2. 3. Direct Deposit: Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below. Name on Deposit Account: Wells Fargo Bank, N.A. Deposit Account Number: Further Credit Information/Instructions:

Loan No. 1005595 I-4 Restricted Account Disbursements Restricted Account Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Restricted Account Disbursement Authorizer”) to disburse funds from a Restricted Account and to initiate Disbursements in connection therewith (each, a “Restricted Account Disbursement”): Individual’s Name Title 1. 2. 3. Describe Restrictions, if any, on the authority of the Restricted Account Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.): N/A If there are no restrictions described here, any Restricted Account Disbursement Authorizer may submit a Disbursement Request for all available funds. Permitted Wire Transfers: Disbursement Requests for Restricted Account Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Restricted Account Disbursement Exhibit. All wire instructions must be in the format specified on the Restricted Account Disbursement Exhibit. Names of Receiving Parties for Restricted Account Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Restricted Account Disbursement Exhibit) 1. 2. 3. Direct Deposit: Disbursement Requests for Restricted Account Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below. Name on Deposit Account: Wells Fargo Bank, N.A. Deposit Account Number: Further Credit Information/Instructions:

Loan No. 1005595 I-5 Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page. SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., its General Partner By: ________________________________ Name: ___________________________ Title: ____________________________

Loan No. 1005595 I-6 Additional Terms and Conditions to the Disbursement Instruction Agreement Definitions. The following capitalized terms shall have the meanings set forth below: “Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable. “Receiving Bank” means the financial institution where a Receiving Party maintains its account. “Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request. “Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted. Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement. Disbursement Requests. Except as expressly provided in the Amended and Restated Credit Agreement, Administrative Agent must receive Disbursement Requests in writing. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Banks or prohibited by government authority; (iii) cause Administrative Agent or Banks to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Banks to violate any applicable law or regulation. Limitation of Liability. Administrative Agent and Banks shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent or any Bank; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s or any Bank’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, any Bank or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent, nor any Bank makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT OR ANY BANK BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower. International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Amended and Restated Credit Agreement.

Loan No. 1005595 I-7 Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement. Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

Loan No. 1005595 I-8 CLOSING EXHIBIT WIRE INSTRUCTIONS All wire instructions must contain the following information: Transfer/Deposit Funds to (Receiving Party Account Name) Receiving Party Deposit Account Number Receiving Bank Name, City and State Receiving Bank Routing (ABA) Number Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

Loan No. 1005595 I-9 SUBSEQUENT DISBURSEMENT EXHIBIT WIRE INSTRUCTIONS All wire instructions must contain the following information: Transfer/Deposit Funds to (Receiving Party Account Name) Receiving Party Deposit Account Number Receiving Bank Name, City and State Receiving Bank Routing (ABA) Number Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

Loan No. 1005595 I-10 RESTRICTED ACCOUNT DISBURSEMENT EXHIBIT WIRE INSTRUCTIONS All wire instructions must contain the following information: Transfer/Deposit Funds to (Receiving Party Account Name) Receiving Party Deposit Account Number Receiving Bank Name, City and State Receiving Bank Routing (ABA) Number Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

J-1 EXHIBIT J FORM OF OPINION OF COUNSELTO THE BORROWER AND GUARANTORS [ATTACHED]

K-1 EXHIBIT K FORM OF COMPLIANCE CERTIFICATE Reference is made to that certain Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Saul Holdings Limited Partnership (the “Borrower”), the Lenders from time to time parties thereto (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement. Pursuant to Section 9.3 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that: 1. (a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and its Subsidiaries as of, and during the [quarterly][annual] accounting period ending on _______________, 20__ and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Borrower (is taking)(is planning to take) with respect to such condition(s) or event(s)]. 2. Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with Section 10.1 of the Credit Agreement on the date of the financial statements for the accounting period set forth above. 3. Borrower’s Funds from Operations for such [quarterly][annual] accounting period ending on _______________, 20__ were $_________ (subject to correction arising in the course of audit). 4. The representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except in the case of any representation or warranty qualified by materiality, in which case such representation and warranty shall be true and correct in all respects), except to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of any representation or warranty qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not expressly prohibited under the Credit Agreement or the other Loan Documents.

K-2 IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of ___________, 20__. SAUL HOLDINGS LIMITED PARTNERSHIP By: Saul Centers, Inc., its General Partner By: _________________________ Name: ______________________ Title: Chief Financial Officer